UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

Proxy  Statement  Pursuant to  Section 14(a)  of the

Securities Exchange Act of 1934

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Bluegreen Vacations Holding Corporation

(Name of Registrant as Specified In Its Charter)

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Bluegreen Vacations Holding Corporation

4960 Conference Way North, Suite 100

Boca Raton, Florida 33431

June 25, 2021

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Bluegreen Vacations Holding Corporation, which will be held on July 21, 2021 at 12:00 p.m.,  Eastern time, for the purposes described in the attached Notice of Meeting and Proxy Statement.

In light of public health concerns regarding the Coronavirus (COVID-19) pandemic, the Annual Meeting will be held in a virtual format only, via audio webcast at www.virtualshareholdermeeting.com/BVH2021. While there will not be a physical meeting location and shareholders will not be able to attend the Annual Meeting in person, shareholders may attend the Annual Meeting virtually via the Internet. In order to attend the virtual meeting, please email BVH@laurelhill.com prior to 11:59 p.m., Eastern time, on July 14, 2021 to request a control number. You will be required to enter your control number in order to access the virtual Annual Meeting and, if you are a shareholder of record or have a valid proxy to vote your shares, vote online.  If you register to attend the virtual Annual Meeting, you will be able to submit questions on the meeting site commencing two days prior to and during the Annual Meeting.  Shareholders who hold their shares in “street name” through a broker, bank or other nominee may, instead of requesting a control number by email, use the control number set forth on the voting instruction form received from their broker, bank or other nominee in order to access the meeting.

Whether or not you plan to attend the virtual Annual Meeting, we encourage you to promptly vote your shares by Internet or telephone or by  completing, signing, dating and returning your proxy card or, if your shares are held in “street name,” your voting instruction form. This way, your shares will be voted as you direct even if you cannot attend the virtual Annual Meeting.

On behalf of your Board of Directors, I would like to express our appreciation for your continued support.

Sincerely,

Alan B. Levan

Chairman, Chief Executive Officer and President

Bluegreen Vacations Holding Corporation

4960 Conference Way North, Suite 100

Boca Raton, Florida 33431

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on July 21, 2021

Notice is hereby given that the Annual Meeting of Shareholders of Bluegreen Vacations Holding Corporation  (the “Company”) will be held on July 21, 2021,  at 12:00 p.m., Eastern time, for the following purposes:

1. To elect thirteen directors to the Company’s Board of Directors for a term expiring at the Company’s 2022 Annual Meeting of Shareholders.

2. To approve the Bluegreen Vacations Holding Corporation 2021 Incentive Plan.

3. To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

The matters listed above are more fully described in the Proxy Statement that forms a part of this Notice of Meeting.

In light of public health concerns regarding the Coronavirus (COVID-19) pandemic, the Annual Meeting will be held in a virtual format only, via audio webcast at www.virtualshareholdermeeting.com/BVH2021. While there will not be a physical meeting location and shareholders will not be able to attend the Annual Meeting in person, shareholders may attend the Annual Meeting virtually via the Internet. In order to attend the virtual meeting, please email BVH@laurelhill.com prior to 11:59 p.m., Eastern time, on July 14, 2021 to request a control number. You will be required to enter your control number in order to access the virtual Annual Meeting and, if you are a shareholder of record or have a valid proxy to vote your shares, vote online.  If you register to attend the virtual Annual Meeting, you will be able to submit questions on the meeting site commencing two days prior to and during the Annual Meeting.  Shareholders who hold their shares in “street name” through a broker, bank or other nominee may, instead of requesting a control number by email, use the control number set forth on the voting instruction form received from their broker, bank or other nominee in order to access the meeting.

Only record holders of the Company’s Class A Common Stock or Class B Common Stock at the close of business on June 18, 2021 are entitled to notice of, and to vote at, the Annual Meeting.

Sincerely yours,

Alan B. Levan

Chairman, Chief Executive Officer and President

Fort Lauderdale, Florida

June 25, 2021

IMPORTANT: EVEN IF YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, YOU ARE ENCOURAGED TO VOTE YOUR SHARES BY INTERNET OR TELEPHONE OR BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD OR, IF YOUR SHARES ARE HELD IN “STREET NAME,” YOUR VOTING INSTRUCTION FORM. This way, your shares will be voted as you direct even if you cannot attend the virtual Annual Meeting. NO POSTAGE IS REQUIRED FOR THE PROXY CARD IF MAILED IN THE UNITED STATES USING THE ENCLOSED ENVELOPE.

Bluegreen Vacations Holding Corporation

4960 Conference Way North, Suite 100

Boca Raton, Florida 33431

PROXY STATEMENT

The Board of Directors of Bluegreen Vacations Holding Corporation (the “Company”) is soliciting proxies to be used at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on July 21, 2021 at 12:00 p.m.,  Eastern time, and at any and all postponements or adjournments of the Annual Meeting, for the purposes set forth in the accompanying Notice of Meeting. As described in further detail below, in light of public health concerns regarding the Coronavirus (COVID-19) pandemic,  the Annual Meeting will be held in a virtual format only, via audio webcast, with no physical in-person meeting.

This Proxy Statement and the accompanying Notice of Meeting and proxy card are first being mailed to shareholders on or about June 25, 2021.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will be asked to consider and vote upon the election of thirteen directors to the Company’s Board of Directors, each for a term expiring at the Company’s 2022 Annual Meeting of Shareholders and to approve the Bluegreen Vacations Holding Corporation 2021 Incentive Plan (the “Incentive Plan”).  Although the Board of Directors is not aware of any other matters to be presented at the Annual Meeting, if any other matters are properly brought before the Annual Meeting, shareholders will be asked to consider and vote upon such matters. Also, management will report on the Company’s business and performance and respond to appropriate questions from shareholders, as described in further detail below.

Who is entitled to vote at the meeting?

Record holders of the Company’s Class A Common Stock and record holders of the Company’s Class B Common Stock as of the close of business on June 18, 2021 (the “Record Date”) may vote at the Annual Meeting. As of the close of business on the Record Date,  18,293,576 shares of the Company’s Class A Common Stock and 3,690,564 shares  of the Company’s Class B Common Stock were outstanding and, thus, will be eligible to vote at the Annual Meeting.

Why is the Annual Meeting being held in virtual format only?

In light of public health concerns regarding the coronavirus (COVID-19) pandemic and with a view towards the health and well-being of the Company’s shareholders and providing access to the Company’s shareholders regardless of geographic location, the Annual Meeting will only be conducted in virtual format live via audio webcast. While there will not be a physical, in-person meeting for you to attend, the format of the virtual Annual Meeting has been designed in an attempt to provide shareholders the rights and opportunities to participate in the meeting, including the right to vote and the ability to ask questions through the virtual meeting platform.

How can I attend the Annual Meeting?

In order to attend the virtual meeting, please email BVH@laurelhill.com prior to 11:59 p.m., Eastern time, on July 14, 2021 to request a control number.  You will be required to enter your control number in order to access the virtual Annual Meeting and, if you are a shareholder of record or have a valid proxy to vote your shares, vote online.  If you attend the virtual Annual Meeting, you will be able to submit questions on the meeting site. Shareholders who hold their shares in “street name” through a broker, bank or other nominee may, instead of requesting a control number by email, use the control number set forth on the voting instruction form received from their broker, bank or other nominee in order to access the meeting.

We recommend that you log on to the virtual meeting site at:   www.virtualshareholdermeeting.com/BVH2021 beginning 15 minutes prior to the start of the meeting.  As described above, in order to access the meeting, you will need to use the control number emailed to you following your request or, for “street name” holders, the control number set forth on your voting instruction form.

How do I submit questions for the Annual Meeting?

If you register to attend the virtual Annual Meeting, you will be able to submit questions for the meeting on the meeting site commencing two days prior to and during the Annual Meeting. Any questions must be confined to the specific matters to be considered at the Annual Meeting or otherwise relate to the business or performance of the Company. The question and answer session will follow the formal portion of the Annual Meeting and will be subject to time constraints. Questions may be grouped by topic, and substantially similar questions may be grouped and answered once.

What are the voting rights of the holders of Class A Common Stock and Class B Common Stock?

Holders of the Company’s Class A Common Stock and Class B Common Stock will vote as one class on each of the election of directors and the proposal to approve the Incentive Plan.  Additionally, in most cases, holders of the Company’s Class A Common Stock and Class B Common Stock will vote as one class on any other matters properly brought before the Annual Meeting.    Holders of the Company’s Class A Common Stock are entitled to one vote per share on each matter, with all holders of the Company’s Class A Common Stock having in the aggregate 22% of the general voting power. The number of votes represented by each share of the Company’s Class B Common Stock, which represents in the aggregate 78% of the general voting power, is calculated each year in accordance with the Company’s Amended and Restated Articles of Incorporation. At this year’s Annual Meeting, each outstanding share of the Company’s Class B Common Stock will be entitled to 17 votes on each matter.

What constitutes a quorum?

The presence at the Annual Meeting, virtually in person or by proxy, of the holders of shares representing a majority of the aggregate voting power (as described above) of the Company’s Class A Common Stock and Class B Common Stock outstanding as of the close of business on the Record Date will constitute a quorum.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC, the Company’s stock transfer agent (“AST”), you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares but not the shareholder of record, and your shares are held in “street name.”

How do I vote my shares?

Record shareholders. If you are a shareholder of record, you can give a proxy to be voted at the Annual Meeting by mailing the enclosed proxy card. If you return your proxy card by mail, please ensure you leave enough time for your proxy card to be mailed and received. Shareholders of record may also vote by telephone or the Internet as described on the enclosed proxy card. In addition, shareholders of record may attend the virtual Annual Meeting (as described above) and vote their shares electronically during the virtual Annual Meeting up until the closing of the polls. Even if you plan to attend the virtual Annual Meeting, you are encouraged to vote in advance by telephone or the Internet, or by signing, dating and returning the enclosed proxy card, so that your vote will be counted if you later decide not to, or are otherwise unable to, attend the virtual Annual Meeting.

“Street name” holders. If you hold your shares in “street name,” you will receive instructions from your broker, bank or other nominee as to how to vote your shares or submit instructions to vote your shares. You should instruct your broker, bank or other nominee how to vote your shares by following the directions provided by your broker, bank or other nominee. If you return your voting instruction form by mail, please ensure you leave enough time for your voting instruction form to be received by the deadline provided by your broker, bank or other nominee. If you are a “street name” holder, you may vote the shares beneficially held by you through your broker, bank or other nominee electronically at the virtual Annual Meeting only if you attend the virtual Annual Meeting (as described above) and obtain a legal proxy from your broker, bank or other nominee giving you the legal right to vote the shares at the virtual Annual Meeting.

What are my choices when voting?

With respect to the election of directors, you may vote for all of the director nominees, or your vote may be withheld with respect to one or more of the director nominees. The proposal related to the election of directors is described in this Proxy Statement beginning on page 10.

In addition, you may vote for or against, or abstain from voting on, the proposal to approve the Incentive Plan. The proposal to approve the Incentive Plan is described in this Proxy Statement beginning on page 24.

What are the Board’s voting recommendations?

The Board of Directors recommends that you vote your shares FOR ALL of the director nominees and FOR the proposal to approve the Incentive Plan.

What if I do not specify on my proxy card how I want my shares voted?

If you execute and mail in your proxy card but do not specify on your proxy card how you want to vote your shares, your shares will be voted FOR ALL of the director nominees and FOR the proposal to approve the Incentive Plan.  Although the Board of Directors is not aware of any other matters to be presented at the Annual Meeting, if any other matters are properly brought before the Annual Meeting, the individuals named in the enclosed proxy card (or their substitutes if they are unavailable) will vote the proxies in accordance with their judgment on those matters.

Can I change my vote or revoke my proxy?

Yes. You can change your vote or revoke your proxy at any time before your proxy is voted at the Annual Meeting. If you are the record owner of your shares, you can revoke your proxy by sending a signed written notice to the Company’s Secretary stating that you would like to revoke your proxy. Record holders can change their vote by submitting a new valid proxy bearing a later date, transmitting new voting instructions by telephone or the Internet, or by attending and voting their shares electronically at the virtual Annual Meeting as described above. See “How do I vote my shares? – Record Shareholders.” However, attendance at the virtual Annual Meeting will not, in and of itself, constitute revocation of a previously executed proxy.

If you are not the record owner of your shares and your shares are held in “street name,” you must contact your broker, bank or other nominee to find out how to change your vote.

What vote is required for a proposal to be approved?

The Company’s directors are elected by plurality vote, meaning that the thirteen director nominees receiving the greatest number of votes for his election will be elected. A properly executed proxy marked to withhold a vote with respect to the election of one or more director nominees will not be voted with respect to the nominee or nominees indicated, although it will be counted for purposes of determining whether or not a quorum exists.

With respect to the proposal to approve the Incentive Plan, the affirmative vote of a majority of the votes cast on the proposal by holders of the Company’s Class A Common Stock and Class B Common Stock as one class will be required for approval. Since abstentions are treated for these purposes as votes cast on the proposal, abstentions will effectively count as votes against this proposal.

If my shares are held in street name, will my broker, bank or other nominee vote my shares for me?

No. If you hold your shares in “street name” through a broker, bank or other nominee, whether your broker, bank or other nominee may vote your shares in its discretion depends on the proposals before the Annual Meeting. The Company’s Class A Common Stock is listed for trading on the New York Stock Exchange (the “NYSE”). Under the rules of the NYSE, if you do not provide your broker, bank or other nominee with voting instructions with respect to your shares, your broker, bank or other nominee may vote your shares in its discretion only on “routine matters.” Neither the election of directors or the proposal to approve the Incentive Plan is deemed to be a “routine matter” under the rules of the NYSE. Accordingly, your broker, bank or other nominee will not have discretion to vote your shares at the Annual Meeting if you do not provide voting instructions.

What are broker non-votes?

When a broker, bank or other nominee has discretion to vote on one or more proposals at a meeting, or a “routine matter,” but does not have discretion to vote on other matters at the meeting, or “non-routine matters,” the broker, bank or other nominee will inform the inspector of election that it does not have the authority to vote on the “non-routine matters” with respect to shares held for beneficial owners which did not provide voting instructions with respect to the “non-routine matters.”  This is generally referred to as a “broker non-vote.” Because brokers, banks and other nominees will not have discretion to vote on any items of business at the Annual Meeting if they have not received voting instructions from their clients, there will not be broker non-votes on any matter presented at the Annual Meeting.

Are there any other matters to be acted upon at the Annual Meeting?

The Company does not know of any other matters to be presented or acted upon at the Annual Meeting. If any other matter is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

CORPORATE GOVERNANCE

Pursuant to the Company’s Bylaws and Florida law, the Company’s business and affairs are managed under the direction of the Company’s Board of Directors.  Directors are kept informed of the Company’s business through discussions with management, including the Company’s Chief Executive Officer and other senior officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

Composition of the Board of Directors

On September 30, 2020, the Company completed its spin-off (the “Spin-Off”) of BBX Capital, Inc. (“BBX Capital”). As a result of the Spin-Off, BBX Capital, which previously was a wholly owned subsidiary of the Company, became a separate, public company. The Spin-Off separated the Company’s investment in Bluegreen Vacations Corporation (“Bluegreen”), which continues to be held by the Company, from the Company’s other businesses and investments, including BBX Capital Real Estate LLC (“BBX Capital Real Estate”), BBX Sweet Holdings, LLC (“BBX Sweet Holdings”), and Renin Holdings, LLC (“Renin”), which are held by BBX Capital.  The Company no longer holds any ownership interest in BBX Capital.  Rather, the shareholders of the Company as of the close of business on the record date for the distribution of shares of BBX Capital’s stock in connection with the Spin-Off became the shareholders of BBX Capital upon consummation of the Spin-Off.  In connection with the Spin-Off, a majority of the Company’s then-serving directors resigned as directors of the Company and were appointed to serve as directors of BBX Capital. In addition, Lawrence A. Cirillo was appointed to the Company’s Board of Directors in connection with the Spin-Off.

On May 5, 2021, the Company acquired all of the approximately 7% of Bluegreen’s then-outstanding common stock not previously owned by the Company through a statutory short-form merger under Florida law (the “Bluegreen Merger”). Bluegreen is a leading vacation ownership company that markets and sells vacation ownership interests and manages resorts in popular leisure and urban destinations. Prior to the Bluegreen Merger, the Company owned approximately 93% of Bluegreen’s outstanding common stock. As a result of the Bluegreen Merger, Bluegreen has become a wholly owned subsidiary of the Company. In connection with the completion of the Bluegreen Merger, the six directors of Bluegreen who were not also directors of the Company at the time were appointed to the Company’s Board of Directors.

As a result of the foregoing, the Company’s Board of Directors currently consists of thirteen directors, who are Alan B. Levan, Chairman, John E. Abdo, Vice Chairman, Jarett S. Levan, James R. Allmand, III, Norman H. Becker, Lawrence A. Cirillo, Darwin Dornbush, Joel Levy, Mark A. Nerenhausen, William Nicholson, Arnold Sevell, Orlando Sharpe and Seth M. Wise.

Determination of Director Independence

The Company’s Board of Directors has determined that James R. Allmand, III, Norman H. Becker, Lawrence A. Cirillo, Darwin Dornbush, Joel Levy, Mark A. Nerenhausen, William Nicholson, Arnold Sevell, and Orlando Sharpe, who together comprise a majority of the Board, are independent under applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing standards of the NYSE.  The Board made such independence determinations based on a review of transactions and relationships between each director or any member of his or her immediate family, on the one hand, and the Company and its subsidiaries and affiliates, on the other hand, as well as transactions and relationships between each director or his affiliates, on the one hand, and members of the Company’s senior management or their affiliates, on the other hand. To assist the Board in making its independence determinations, the Board adopted the following categorical standards of relationships that, in the Board’s opinion, do not constitute material relationships that impair a director’s independence: (i) serving on third party boards of directors with other members of the Board; (ii) payments or charitable gifts by the Company to entities with which a director is an executive officer or employee where such payments do not exceed the greater of $1 million annually or 2% of such entity’s consolidated gross revenues for the applicable year; and (iii) investments by directors in common with each other or the Company. Accordingly, service on the Board of Directors of BBX Capital does not, in and of itself, constitute a material relationship that would impair director independence. Independent director Becker serves on BBX Capital’s Board of Directors.

Committees of the Board of Directors and Meeting Attendance

The Board of Directors has established Audit, Compensation and Nominating/Corporate Governance

Committees. The Board has adopted a written charter for each of these committees and Corporate Governance Guidelines that address the make-up and functioning of the Board.  The Board has also adopted a Code of Business Conduct and Ethics that applies to all of the Company’s directors, officers and employees.  The committee charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics are posted in the “Investor Relations” section of the Company’s website at www.BVHCorp.com, and each is available in print, without charge, to shareholders.

The Board met fifteen times during 2020.  Each then-serving member of the Board of Directors attended at least 75% of the total number of meetings of the Board and committees on which he served during 2020. The Company has no formal policy requiring directors to attend the Company’s annual meeting of shareholders. All seven of the Company’s then-serving directors attended the Company’s 2020  Annual Meeting of Shareholders.

The Audit Committee

Prior to the Spin-Off of BBX Capital which was consummated on September 30, 2020, the Audit Committee was comprised of Joel Levy, Chairman, Norman H. Becker, Steven M. Coldren and William Nicholson. In connection with the Spin-Off of BBX Capital, the Audit Committee was reconstituted to consist of Joel Levy, Chairman, Lawrence A. Cirillo, Darwin Dornbush and William Nicholson. In May 2021, Norman H. Becker and Arnold Sevell were also appointed to the Audit Committee.

The Board has determined that each member of the Audit Committee is “financially literate” and “independent” within the meaning of applicable SEC rules and regulations and the listing standards of the NYSE, including the additional independence requirements applicable to audit committee members under the listing standards of the NYSE.  The Board also determined that Mr. Levy qualifies as an “audit committee financial expert,” as defined under Item 407 of Regulation S-K promulgated by the SEC.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditor.  Additionally, the Audit Committee assists Board oversight of: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the qualifications, performance and independence of the Company’s independent auditor; and (iv) the performance of the Company’s internal audit function. In connection with these oversight functions, the Audit Committee receives reports from, and meets with, the Company’s internal audit group, management and independent auditor.  The Audit Committee receives information concerning the Company’s internal control over financial reporting and any deficiencies in such control and has adopted a complaint monitoring procedure that enables confidential and anonymous reporting to the Audit Committee of concerns regarding questionable accounting or auditing matters.  The Audit Committee is also responsible for reviewing and, if it determines to be advisable, approving related party transactions involving the Company and its directors or executive officers, or their immediate family members, which present issues regarding financial or accounting matters.

The Audit Committee met nine times during 2020.

The Compensation Committee

Prior to the Spin-Off of BBX Capital which was consummated on September 30, 2020, the Compensation Committee was comprised of Neil Sterling, Chairman, Steven M. Coldren, Darwin Dornbush, Willis N. Holcombe and William Nicholson. In connection with the Spin-Off of BBX Capital, the Compensation Committee was reconstituted to consist of William Nicholson, Chairman, Lawrence A. Cirillo and Darwin Dornbush. In May 2021, the Compensation Committee was again reconstituted to consist of Arnold Sevell, Chairman, James R. Allmand, III, Norman H. Becker, Darwin Dornbush and William Nicholson.

The Board has determined that each member of the Compensation Committee is “independent” under the listing standards of the NYSE, including the additional independence requirements applicable to compensation committee members thereunder.

The Compensation Committee provides assistance to the Board in fulfilling its responsibilities relating to the compensation of the Company’s executive officers.  It reviews and determines the compensation of the Company’s executive officers, including the Chief Executive Officer.

Pursuant to its charter, the Compensation Committee has the authority to retain consultants to assist the

Compensation Committee in its evaluation of executive compensation, as well as the authority to approve any such consultant’s fees and retention terms. No such consultants were engaged in 2020.

The Compensation Committee met five times during 2020.

The Nominating/Corporate Governance Committee

Prior to the Spin-Off of BBX Capital which was consummated on September 30, 2020, the Nominating/Corporate Governance Committee was comprised of Steven M. Coldren, Chairman, Andrew R. Cagnetta, Jr., Gregory Adam Haile (who was appointed to the Nominating/Corporate Governance Committee during February 2020), Anthony P. Segreto and Neil Sterling. In connection with the Spin-Off of BBX Capital, the Nominating/Corporate Committee was reconstituted to consist of Darwin Dornbush, Chairman, Lawrence A. Cirillo and William Nicholson. In May 2021, the Compensation Committee was again reconstituted to consist of James R. Allmand, III, Chairman, Lawrence A. Cirillo and Arnold Sevell.

The Board has determined that each member of the Nominating/Corporate Governance Committee is “independent” under the listing standards of the NYSE.

The Nominating/Corporate Governance Committee is responsible for: (i) assisting the Board in identifying individuals qualified to become directors; (ii) making recommendations of candidates for directorships; (iii) developing and recommending to the Board a set of corporate governance principles for the Company; (iv) overseeing the evaluation of the Board and management; (v) overseeing the selection, composition and evaluation of Board committees; and (vi) overseeing the management continuity and succession planning process. In addition, the Nominating/Corporate Governance Committee is responsible for reviewing and, if it determines to be advisable, approving related party transactions involving the Company and its directors or executive officers, or their immediate family members, other than those presenting issues regarding financial or accounting matters, the review and approval of which has been delegated to the Audit Committee.

The Nominating/Corporate Governance Committee met three times during 2020.

Following the end of the Company’s fiscal year, the Nominating/Corporate Governance Committee reviews the composition of the Board of Directors and the ability of its current members to continue effectively as directors for the upcoming fiscal year. In the ordinary course, absent special circumstances or a change in the criteria for Board membership, the Nominating/Corporate Governance Committee will re-nominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If the Nominating/Corporate Governance Committee thinks it is in the Company’s best interest to nominate a new individual for director, or fill a vacancy on the Board which may exist from time to time, the Nominating/Corporate Governance Committee will seek out potential candidates for Board appointments who meet the criteria for selection as a nominee and have the specific qualities or skills being sought as follows. Generally, the Nominating/Corporate Governance Committee will identify candidates for directorships through the business and other organization networks of the directors and management. Candidates for director will be selected on the basis of the contributions the Nominating/Corporate Governance Committee believes that those candidates can make to the Board and to management and on such other qualifications and factors as the Nominating/Corporate Governance Committee considers appropriate. Board candidates should have a reputation for honesty and integrity, strength of character, mature judgment and experience in positions with a high degree of responsibility. In addition to reviewing a candidate’s background and accomplishments, candidates for director are reviewed in the context of the current composition of the Board and the evolving needs of the Company. While the Board does not have a formal diversity policy and the Nominating/Corporate Governance Committee does not follow any ratio or formula with respect to diversity in order to determine the appropriate composition of the Board, the Board prefers a mix of background and experience among its members. Accordingly, pursuant to the Company’s Corporate Governance Guidelines, the Nominating/Corporate Governance Committee, when assessing potential new directors, may seek individuals from diverse professional backgrounds who provide a broad range of skills, experience and expertise relevant to the Company’s business. The goal of this process is to assemble a group of Board members with deep, varied experience, sound judgment, and commitment to the Company’s success. The Company also requires that its Board members be able to dedicate the time and resources sufficient to allow for the diligent performance of their duties on the Company’s behalf, including attending Board and applicable committee meetings. If the Nominating/Corporate Governance Committee believes a candidate would be a valuable addition to the Board, it will recommend the candidate’s election to the full Board.

Under the Company’s Bylaws, nominations for directors may be made only by or at the direction of the Board of Directors, or by a shareholder entitled to vote who delivers written notice (along with certain additional information specified in the Company’s Bylaws) not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders. However, if the date of the Company’s annual meeting of shareholders changes by more than 30 days from the date of the preceding year’s annual meeting of shareholders, written notice of a director nomination must be received by the Company within ten days after the Company first mails notice of or publicly discloses the date of the annual meeting of shareholders.  For the Company’s 2022 Annual Meeting of Shareholders, the Company must receive shareholder notice of a director nomination (i) between March 23, 2022 and April 22, 2022 or (ii) if the Company’s 2022 Annual Meeting of Shareholders is held more than 30 days before or after July 21, 2022, within ten days after the Company first mails notice of or publicly discloses the date of the meeting.

Leadership Structure

The business of the Company is managed under the direction of the Board, which is elected by the Company’s shareholders, subject to the right of the Board to appoint directors to fill vacancies on the Board which may exist from time to time, including due to an increase in the size of the Board or due to director resignations. The fundamental responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director believes to be the best interests of the Company and its shareholders. The Board’s current leadership structure combines the position of Chairman and Chief Executive Officer. The Company believes that the combination of these two positions has been an appropriate and suitable structure for the Board’s function and efficiency, as the Chairman and Chief Executive Officer serves as the direct link between senior management and the Board.  Except for the period from December 2015 to February 2017, during which time Jarett S. Levan served as the Company’s Acting Chairman, Chief Executive Officer and President, Alan B. Levan has held the dual position of Chairman and Chief Executive Officer since 1978.

Risk Oversight

The Board is responsible for overseeing management and the business and affairs of the Company, which includes the oversight of risk. In exercising its oversight, the Board has allocated some areas of focus to its committees and has retained areas of focus for itself. Pursuant to its charter, the Audit Committee is responsible for efforts designed to provide the Board with the information and resources to assess management’s handling of the Company’s approach to risk management. The Audit Committee also has oversight responsibility for the Company’s financial risk (such as accounting, finance, internal control and tax strategy), and the Audit Committee or the full Board receives and reviews, as appropriate, the reports of the Company’s internal audit group regarding the results of its annual Company-wide risk assessment and internal audit plan. Reports of all internal audits are provided to the Audit Committee. The Compensation Committee oversees compliance with the Company’s executive compensation plans and related laws and policies.  The Nominating/Corporate Governance Committee oversees compliance with governance-related laws and policies, including the Company’s Corporate Governance Guidelines. The Board as a whole has responsibility for overseeing management’s handling of the Company’s strategic and operational risks. Throughout the year, senior management reports to the Board on the risks that management believes may be material to the Company, including those disclosed in the Company’s reports filed with the SEC. The goal of these processes is to achieve serious and thoughtful Board-level attention to the nature of the material risks faced by the Company and the adequacy of the Company’s risk management processes and systems. While the Board recognizes that the risks which the Company faces are not static, and that it is not possible to identify or mitigate all risk and uncertainty all of the time, the Board believes that the Company’s approach to managing its risks provides the Board with a foundation and oversight perspective with respect to management of the material risks facing the Company.

Executive Sessions of Non-Management Directors

During 2020, the Company’s non-management directors met twice in executive sessions of the Board in which management directors and other members of management did not participate.  Future meetings of non-management directors are scheduled to be held at least annually, and the non-management directors may schedule additional meetings without management present as they determine.  Prior to the Spin-Off of BBX Capital which was completed on September 30, 2020, Neil Sterling was the presiding director for executive sessions of the Board. Arnold Sevell has been appointed to serve as presiding director for future executive sessions of the Board.

Communications with the Board of Directors and Non-Management Directors

Interested parties who wish to communicate with the Board of Directors, any individual director or the non-management directors as a group can write to the Company at 4960 Conference Way North, Suite 100, Boca Raton, Florida 33431, Attn: Secretary.  If the person submitting the letter is a shareholder, the letter should include a statement indicating such.  Depending on the subject matter, the Company will:

•	forward the letter to the director or directors to whom it is addressed;
•	attempt to handle the inquiry directly if it relates to routine or ministerial matters, including requests for information; or
•	not forward the letter if it is primarily commercial in nature or if it is determined to relate to an improper or irrelevant topic.

A member of management will, at each meeting of the Board, present a summary of all letters received since the last meeting that were not forwarded to the Board and will make those letters available to the Board upon request.

Code of Ethics

The Company has a Code of Business Conduct and Ethics that applies to all of its directors, officers and employees, including the Company’s principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct and Ethics is posted in the “Investor Relations” section of the Company’s website at www.BVHCorp.com. The Company will post amendments to or waivers from the Code of Business Conduct and Ethics (to the extent applicable to the Company’s principal executive officer, principal financial officer or principal accounting officer) on its website.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of the copies of the forms furnished to the Company and written representations that no other reports were required, the Company believes that all filing requirements under Section 16(a) of the Exchange Act applicable to its officers, directors and greater than 10% beneficial owners were complied with on a timely basis during the year ended December 31, 2020.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

The Company’s Bylaws provide that the Board of Directors shall consist of no less than three or more than sixteen directors, and for each director to serve for a term expiring at the Company’s next annual meeting of shareholders. The specific number of directors is set from time to time by resolution of the Board.  As described above, the Board of Directors currently consists of thirteen directors.

All thirteen of the Company’s current directors have been nominated for election at the Annual Meeting to serve for a term expiring at the Company’s 2022 Annual Meeting of Shareholders.  Each of the director nominees was recommended for election by the Nominating/Corporate Governance Committee and has consented to serve for his term. If any director nominee should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. Except as otherwise indicated, no director nominee has had any change in principal occupation or employment during the past five years.

Directors Standing for Election

ALAN B. LEVAN         Director since 1978

Mr. Alan Levan, age 76, formed the I.R.E. Group (predecessor to the Company) in 1972. From 1978 until December 2015, he served as Chairman, Chief Executive Officer and President of the Company or its predecessors. During February 2017, Mr. Alan Levan was reappointed as the Company’s Chairman and Chief Executive Officer, and he continues to serve in such capacities. He has also served as President of the Company since the completion of the Company’s Spin-Off of BBX Capital on September 30, 2020. From December 2015 until his reappointment as the Company’s Chairman and Chief Executive Officer during February 2017, Mr. Alan Levan served as Founder and strategic advisor to the Company’s Board of Directors. Mr. Alan Levan has also served as Chairman of the Board of Bluegreen since May 2017 and from May 2002 to December 2015. In addition, effective January 1, 2020, Mr. Alan Levan was appointed Chief Executive Officer and President of Bluegreen. From May 2015 until February 2017, he served Bluegreen in a non-executive capacity. Mr. Alan Levan is also the Chairman of BBX Capital. From 1994 until December 2015, Mr. Alan Levan was the Chairman and Chief Executive Officer of BBX Capital Corporation (formerly BankAtlantic Bancorp, Inc.), which merged with and into a wholly owned subsidiary of the Company during December 2016 (the “BBX Merger”). In addition, Mr. Alan Levan served as Chairman of BankAtlantic from 1987 until July 2012 when BankAtlantic was sold to BB&T Corporation (“BB&T”). He also served as a director of Benihana Inc. (“Benihana”) until August 2012. The Company had a significant investment in Benihana until August 2012 when Benihana was acquired by Safflower Holdings Corp. The Company’s Board of Directors believes that Mr. Alan Levan is a strong operating executive, that his proven leadership skills enhance the Company and its Board of Directors, and that his positions at the Company and Bluegreen provide the Board with critical insight regarding the business and prospects of the organization. Mr. Alan Levan is the father of Jarett S. Levan, a director of the Company.

JOHN E. ABDO          Director since 1988

John E. Abdo, age 77, has served as Vice Chairman of the Company since 1993 and was Vice Chairman of BBX Capital Corporation (formerly BankAtlantic Bancorp, Inc.) until the completion of the BBX Merger in December 2016. He has also served as Vice Chairman of the Board of Bluegreen since 2002. In addition, from December 2015 until August 2017, he served as Acting Chairman of the Board of Bluegreen. Mr. Abdo is also the Vice Chairman of BBX Capital. Mr. Abdo served as Vice Chairman of BankAtlantic from 1987 until the completion of the sale of BankAtlantic to BB&T during July 2012. Mr. Abdo is also President of Abdo Companies, Inc. (“Abdo Companies”), a member of the Board of Directors of the Performing Arts Center Authority (“PACA”), and the former 20-year President, and current member of the Investment Committee and the Finance Committee, of the Broward Performing Arts Foundation. Mr. Abdo also served as a director of Benihana until August 2012, including serving as Vice Chairman of the Board of Benihana from 2009 through August 2012. The Company’s Board of Directors believes that it benefits from Mr. Abdo’s contributions to the Board, many of which are the result of his extensive experience as part of the Florida business community and his knowledge of the business and affairs of the Company and Bluegreen based on his long history of service. The Board also believes that Mr. Abdo’s real estate background provides additional knowledge and perspective to the Board.

JAMES R. ALLMAND, III Director since May 2021

James R. Allmand, III, age 72, was appointed to the Company’s Board of Directors in connection with completion of the Bluegreen Merger on May 5, 2021 after serving as a director of Bluegreen since 2011.  Mr. Allmand has over 40 years of resort real estate and hospitality operations management experience in the United States, Mexico, Central America and the Caribbean. Since 2008, Mr. Allmand has been the Senior Vice President for Operations and Real Estate for The Global Resort Development, a development advisory group based in Dallas, Texas. His hospitality and real estate career began with the Sea Pines Company, a residential resort developer of Hilton Head Island, Amelia Island, Big Canoe and Palmas del Mar, Puerto Rico. Mr. Allmand previously served as General Manager and Regional for Embassy Suites properties in Fort Lauderdale, Florida from1990-1993. And Regional Vice President of Operations in Florida for R & A Hotels, Huizenga Sports Holdings Executive Group and Florida Panthers Holdings from 1993-2004. His responsibilities included those relating to Hyatt Regency Pier Sixty-Six, Bahia Mar Beach Resort Yachting Center, Oceanside Inn, Portside Marina and Grande Oaks Golf Club. He was also previously Director of Advisory Services in Fort Lauderdale for IAG Florida, a commercial, residential and a hospitality development oriented company. and General Partner and General Manager of a subsidiary company of a NYSE-listed publicly-traded REIT where he was involved in the successful turnaround of two bankrupt hotels in New Orleans, Louisiana and Jackson, Mississippi.  He is a Certified Hotel Administrator (CHA), a Certified Food and Beverage Executive (CFBE) and was the General Manager of the year for Florida and the United States by the American Hotel and Lodging Association. The Company’s Board of Directors believes that Mr. Allmand provides valuable insight and contributions to the Board as a result of his extensive experience in the real estate and hospitality industries.

NORMAN H. BECKER Director since May 2021

Norman H. Becker, age 83, was appointed to the Company’s Board of Directors in connection with completion of the Bluegreen Merger on May 5, 2021 after serving as a director of Bluegreen since 2003.  Mr. Becker previously served as a director of the Company from 2013 until September 2020 when he joined BBX Capital’s Board of Directors in connection with the Company’s Spin-Off of BBX Capital.  Mr. Becker is, and has been for more than ten years, self-employed as a Certified Public Accountant. Mr. Becker was also the Chief Financial Officer and Treasurer of Proguard Acquisition Corp., as well as a member of its Board of Directors, until 2012. He was previously a partner with Touche Ross & Co., the predecessor of Deloitte & Touche LLP, for more than ten years. He also served as a director of Benihana until August 2012. The Company’s Board of Directors believes that Mr. Becker provides valuable insight to the Board based on his business, financial and accounting expertise.

LAWRENCE A. CIRILLO     Director since September 2020

Lawrence A. Cirillo, age 82, was appointed to the Company’s Board of Directors in connection with the Spin-Off of BBX Capital on September 30, 2020.  Mr. Cirillo served as a director of Bluegreen since 2003. Mr. Cirillo was Principal Partner and President of Atlantic Chartering, an oil tanker brokerage company, from 1979 until Atlantic Chartering merged with Seabrokers, Inc., a subsidiary of Clarkson, Ltd. Mr. Cirillo served as a Vice President of Seabrokers, Inc. until 2000. Since 2000, Mr. Cirillo has served as an oil tanker broker with Southport Maritime, Inc. The Company’s Board of Directors believes that it benefits from Mr. Cirillo’s business experience generally and within the sales industry in particular, as well as his knowledge of Bluegreen’s business and affairs as a result of his history of service as a director of Bluegreen.

DARWIN DORNBUSH          Director since 2009

Darwin Dornbush, age 91, is an attorney in private practice. He served as a partner in the law firm of Dornbush Schaeffer Strongin & Venaglia, LLP from 1964 until January 2015. He also served as Secretary of Cantel Medical Corp., a healthcare company, until 2010 and as a director of that company until 2009. Mr. Dornbush was appointed to the Board of Directors of Bluegreen during October 2020 following the Company’s Spin-Off of BBX Capital. In addition, Mr. Dornbush served as a member of the Board of Directors of Benihana from 1995 through 2005 and again from 2009 through January 2012. From 1983 until 2008, he served as Secretary of Benihana and its predecessor. The Company’s Board of Directors believes that it benefits from Mr. Dornbush’s experience in legal and business matters gained from his career as a practicing attorney and his experience on public company boards.

JARETT S. LEVAN          Director since 2009

Jarett S. Levan, age 47, served as President of the Company until the completion of the Spin-Off of BBX Capital on September 30, 2020.  In connection with the Spin-Off of BBX Capital, Mr. Jarett Levan became Chief Executive Officer and President of BBX Capital.  He is also a director of BBX Capital, and he served as a director of Bluegreen since 2017.  From December 2015 to February 2017, Mr. Jarett Levan served as Acting Chairman and Chief Executive Officer of the Company. Commencing in 1999, he was a director of, and in 2015 he became the Acting Chairman and Chief Executive Officer of, BBX Capital Corporation (formerly BankAtlantic Bancorp, Inc.) until the completion of the BBX Merger in December 2016. Further, Mr. Jarett Levan was the President of BankAtlantic from 2005 to 2007 and was the Chief Executive Officer of BankAtlantic from January 2007 until July 2012 when BankAtlantic was sold to BB&T. Mr. Jarett Levan also serves as a director of Business for the Arts of Broward, the Broward Center for the Performing Arts, the Community Foundation of Broward, the Greater Fort Lauderdale Alliance, the Broward Workshop, the Broward College Foundation, and the Ambassadors Board of Nova Southeastern University. The Company’s Board of Directors believes that Mr. Jarett Levan’s operating and management experience, including his positions with the Company and its affiliates, have allowed him to provide valuable insight to the Board. Mr. Jarett Levan is the son of Alan B. Levan, the Company’s Chairman, Chief Executive Officer and President.

JOEL LEVY          Director since 2009

Joel Levy, age 81, is the Vice Chairman of Adler Group, Inc., a commercial real estate company. He served as President and Chief Operating Officer of Adler Group from 1984 through 2007. Mr. Levy also serves as President and Chief Executive Officer of JLRE Consulting, Inc. and is a Certified Public Accountant. He was appointed to the Board of Directors of Bluegreen during October 2020 following the Company’s Spin-Off of BBX Capital. The Company’s Board of Directors believes that Mr. Levy’s experience, including relating to the real estate industry gained from his executive positions at Adler Group and JLRE Consulting, allow him to provide meaningful insight to the Board and that, based on his finance and accounting background, Mr. Levy makes important contributions to the Company’s Audit Committee.

MARK A. NERENHAUSEN Director since May 2021

Mark A. Nerenhausen, age 66, was appointed to the Company’s Board of Directors in connection with completion of the Bluegreen Merger on May 5, 2021 after serving as a director of Bluegreen since 2003.  Mr. Nerenhausen serves as the President and Chief Executive Officer of Hennepin Theater Trust.  In addition, since August 2010, Mr. Nerenhausen has been a Principal of ZSP Consulting. Previously, he served as a professor and a director of the Syracuse University Janklaw Arts Leadership Program from 2011 through 2017.  From March 2009 through July 2010, Mr. Nerenhausen served as President and Chief Executive Officer of the AT&T Performing Arts Center in Dallas, Texas. The Company’s Board of Directors believes that it benefits from Mr. Nerenhausen’s leadership skills and business and management experience gained from his service in Principal, President and Chief Executive Officer positions, including the sales aspects of his positions and his experience in the tourism and leisure industries.

WILLIAM NICHOLSON          Director since 2009

William Nicholson, age 75, has served as a principal of Heritage Capital Group, an investment banking firm, since 2010. He is currently Chief Compliance Officer of Heritage Capital Group. Mr. Nicholson also served as a principal of Heritage Capital Group from December 2003 through March 2009. In addition, since 2004, Mr. Nicholson has served as President of WRN Financial Corporation. He was also the Managing Director of BSE Management, LLC from March 2009 through April 2010. In addition, Mr. Nicholson was appointed to the Board of Directors of Bluegreen during October 2020 following the Company’s Spin-Off of BBX Capital. The Company’s Board of Directors believes that, because of Mr. Nicholson’s extensive knowledge of the capital and financial markets and broad experience working with the investment community, Mr. Nicholson provides important insight to the Board on financial issues, and that the Board benefits from the expertise that Mr. Nicholson has as the Chief Compliance Officer for Heritage Capital Group, a FINRA-registered broker-dealer.

ARNOLD SEVELL Director since May 2021

Arnold Sevell, age 73, was appointed to the Company’s Board of Directors in connection with completion of the Bluegreen Merger on May 5, 2021 after serving as a director of Bluegreen since 2002.  Mr. Sevell has been the

President of Sevell Realty Partners, Inc., a full-service commercial real estate firm, and its affiliated entities, Sevell Realty Holdings LLC and Sevell Residential Realty LLC, for more than 30 years. Mr. Sevell also serves as Chairman of the Planning and Zoning Board of Boca Raton, Florida. The Company’s Board of Directors believes that Mr. Sevell provides expertise and insight to the Board as a result of his knowledge of, and experience within, the real estate industry and his insight into real estate markets generally.

ORLANDO SHARPE Director since May 2021

Orlando Sharpe, age 62, was appointed to the Company’s Board of Directors in connection with completion of the Bluegreen Merger on May 5, 2021 after serving as a director of Bluegreen since 2011.  Mr. Sharpe founded Sharpe Project Developments, Inc., a real estate development company, in 1990 and has served as its President since that time. He is also the President of Sharpe Project Construction, Inc. and OLD, LLC.  From 1986 to 1990, he was employed with Arvida/JMP Partners, L.P., a residential real estate development company, where he managed the design, construction, development and property management for several office buildings, retail centers, hotels, restaurants, warehouses and mixed use commercial parks. Prior to that time, he was employed by Weitz Co. General Contractors as a project manager on various commercial projects. His background also includes professional experience with a number of architectural and engineering firms. The Company’s Board of Directors believes that it benefits from Mr. Sharpe’s knowledge of the real estate industry generally and particularly with respect to real estate development and trends in the industry.

SETH M. WISE Director since May 2021

Seth M. Wise, age 51, was appointed to the Company’s Board of Directors in connection with completion of the Bluegreen Merger on May 5, 2021 after serving as a director of Bluegreen since 2017. Mr. Wise previously served as Executive Vice President and a director of the Company from September 2009 until the completion of the Company’s Spin-Off of BBX Capital on September 30, 2020 when he became Executive Vice President and a director of BBX Capital.  He is also co-Chief Executive Officer of The Altman Companies and, since 2005, has served as President of Woodbridge Holdings Corporation or its predecessor (“Woodbridge”) after serving as its Executive Vice President since 2003. Woodbridge is a wholly owned subsidiary of the Company through which the Company holds its investment in Bluegreen. Mr. Wise also served as Vice President of Abdo Companies, Inc. The Company’s Board of Directors believes that Mr. Wise’s real estate-related experience and background enhance the Board’s knowledge with respect to the real estate industry and that it benefits from the insight he brings with respect to the real estate industry and the Company’s operations related thereto.

The Board of Directors Unanimously Recommends that Shareholders

Vote “For” the Election of All of the Director Nominees.

IDENTIFICATION OF EXECUTIVE OFFICERS

The following individuals serve as the Company’s current executive officers:

Name	Position
Alan B. Levan	Chairman, Chief Executive Officer and President
John E. Abdo	Vice Chairman
Raymond S. Lopez	Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer
Dustin Tonkin	Executive Vice President, Chief Sales and Marketing Officer
Susan J. Saturday	Executive Vice President, Chief Administrative Officer
Ahmad M. Wardak	Executive Vice President, Marketing and Chief Brand Officer
Jorge de la Osa	Executive Vice President, Chief Legal and Compliance Officer
Chanse W. Rivera	Executive Vice President, Chief Information Officer

The Company’s executive officers serve until they resign or are replaced or removed by the Board of Directors.  Biographical information for Mr. Alan Levan and Mr. Abdo is set forth in “Proposal No. 1 – Election of Directors” above. Biographical information for the Company’s other executive officers is set forth below.

Raymond S. Lopez, age 46, has served as Executive Vice President, Chief Financial Officer and Chief Risk Officer of the Company since March 2015. In May 2021, Mr. Lopez was appointed Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer. In addition, Mr. Lopez has served as Executive Vice President, Chief Financial Officer and Treasurer of Bluegreen since September 2019 and as Chief Operating Officer of Bluegreen since November 2019. Prior to joining the Company in March 2015, Mr. Lopez served as an officer of Bluegreen. He joined Bluegreen as its Controller in 2004 and was promoted to Chief Accounting Officer and Vice President of Bluegreen in 2005 and to Senior Vice President of Bluegreen in 2007. Prior to joining Bluegreen, Mr. Lopez worked in various capacities at Office Depot, Inc. and Arthur Andersen LLP. Mr. Lopez is a Certified Public Accountant. Mr. Lopez also served as Chief Financial Officer of BBX Capital Corporation (formerly BankAtlantic Bancorp, Inc.) from March 2015 until the completion of the BBX Merger in December 2016.

Dustin Tonkin, age 48, has served as Executive Vice President, Chief Sales and Marketing Officer of Bluegreen since May 2020 and was appointed Executive Vice President, Chief Sales and Marketing Officer of the Company following the completion of the Bluegreen Merger in May 2021. Mr. Tonkin joined Bluegreen in November 2019 as Executive Vice President, Chief Sales Officer.  Prior to joining Bluegreen, Mr. Tonkin held various sales leadership roles at Wyndham Destinations, where he was employed since 1995, most recently as Executive Vice President of Sales & Marketing.

Susan J. Saturday, age 62, has served as Executive Vice President, Chief Administrative Officer of Bluegreen since September 2019 and was appointed Executive Vice President, Chief Administrative Officer of the Company following the completion of the Bluegreen Merger in May 2021. Ms. Saturday previously held various management positions at Bluegreen and the Company. In 1995, she was appointed Vice President and Director of Human Resources and Administration of Bluegreen. In 2004, Ms. Saturday was appointed Senior Vice President and Chief Human Resources Officer of Bluegreen. During October 2017, Ms. Saturday was appointed Executive Vice President of Bluegreen. From April 2018 until September 2019, Ms. Saturday served as Executive Vice President and Chief Human Resources Officer of the Company. She also performed the functions of Chief Human Resources Officer of the Company on a part-time basis from June 2016 through April 2018. From 1983 to 1988, Ms. Saturday was employed by General Electric Company in various financial management positions. Ms. Saturday holds a B.B.A. in Accounting and an M.S. in Human Resource Management.

Ahmad M. Wardak, age 49, has served as Executive Vice President, Marketing and Chief Brand Officer of Bluegreen since May 2020 and was appointed Executive Vice President, Marketing and Chief Brand Officer of the Company following the completion of the Bluegreen Merger in May 2021. Mr. Wardak joined Bluegreen in 2003 as Corporate Controller and held several other positions with Bluegreen prior to his appointment as Executive Vice President, Marketing and Chief Brand Officer, including Vice President of Business Administration, Senior Vice President of Business Operations of Bluegreen Resorts, Senior Vice President and Chief Administrative Officer, Senior Vice President of Corporate Marketing, Executive Vice President, Corporate Development and Innovation, and Executive Vice President and Chief Marketing Officer. Prior to joining Bluegreen, Mr. Wardak held various positions with Ernst & Young LLP, including as a Manager in the firm’s Assurance and Advisory Business Services group, where his area of focus was principally in the real estate and vacation ownership industries. Mr. Wardak holds an Executive MBA and a B.S. in Accounting.

Jorge de la Osa, age 51, joined Bluegreen in May 2018 as Executive Vice President, Chief Legal and Compliance Officer and serves as chief counsel and advisor to Bluegreen’s management and oversees Bluegreen’s day-to-day legal operations and compliance program.  He was appointed Executive Vice President, Chief Legal and Compliance Officer of the Company following the completion of the Bluegreen Merger in May 2021.  From 2010 until he joined Bluegreen in May 2018, Mr. de la Osa served in various senior leadership roles at Wyndham Vacation Ownership, including Executive Vice President and General Counsel. From 2004 to 2010, Mr. de la Osa was Lead Corporate Counsel at Sol Melia Vacation Club, a subsidiary of Melia Hotels International. He served as Corporate Counsel to Tempus Resorts International from 2002 to 2004.  Mr. de la Osa began his legal career as a Real Estate Group Associate at Baker & Hostetler LLP, and is a member of the Florida Bar. He holds a J.D. in Law and a B.S. in Business Administration, Finance.

Chanse W. Rivera, age 51, was appointed Executive Vice President, Chief Information Officer of the Company following the completion of the Bluegreen Merger in May 2021.  Mr. Rivera joined Bluegreen in August 2012. During December 2012, Mr. Rivera was appointed Senior Vice President and Chief Information Officer of Bluegreen. During October 2017, he was appointed Executive Vice President of Bluegreen. Prior to joining Bluegreen, Mr. Rivera was Chief Information Officer of Russell Hobbs, Inc., Global Service Manager of CITCO, Vice President, Managed Services of Fresh Del Monte Produce Inc., and IT Director of Blue Martini Software. Mr. Rivera holds a B.S. in Management Information Systems.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company may be deemed to be controlled by Alan B. Levan, the Company’s Chairman, Chief Executive Officer and President, John E. Abdo, the Company’s Vice Chairman, Jarett S. Levan, the son of Mr. Alan Levan and a director of the Company, and Seth M. Wise, a director and former Executive Vice President of the Company. Together, they may be deemed to beneficially own shares of the Company’s Class A Common Stock and Class B Common Stock representing approximately 78% of the Company’s total voting power.  Alan B. Levan, John E. Abdo, Jarett S. Levan and Seth M. Wise may also be deemed to control BBX Capital through their ownership of shares of BBX Capital’s Class A Common Stock and Class B Common Stock representing a majority of BBX Capital’s total voting power. In addition, Alan B. Levan is the Chairman of BBX Capital, John E. Abdo is the Vice Chairman of BBX Capital, Jarett S. Levan is the Chief Executive Officer and President of BBX Capital, and Seth M. Wise is Executive Vice President of BBX Capital.  Further, as described above, all of the Company’s executive officers, including Alan B. Levan and John E. Abdo, are also executive officers of Bluegreen.

As previously described, on May 5, 2021, the Company completed the Bluegreen Merger pursuant to which the Company acquired all of the approximately 7% of Bluegreen’s then-outstanding common stock not previously owned by the Company through a statutory short-form merger under Florida law. In connection with the Bluegreen Merger, Bluegreen’s shareholders other than the Company received 0.51 shares of the Company’s Class A Common Stock for each share of Bluegreen’s common stock that they held at the effective time of the merger.  Prior to the Bluegreen Merger, the Company owned approximately 93% of Bluegreen’s outstanding common stock. As a result of the Bluegreen Merger, Bluegreen has become a wholly owned subsidiary of the Company. In connection with the completion of the Bluegreen Merger, the six directors of Bluegreen who were not also directors of the Company at the time were appointed to the Company’s Board of Directors.

In April 2015, pursuant to a Loan Agreement and Promissory Note, a wholly owned subsidiary of Bluegreen provided an $80.0 million loan to the Company. Amounts outstanding bore interest at a rate of 6% per annum until April 17, 2020, at which time the interest rate was decreased to 4% per annum.  Interest only payments were required on a quarterly basis, with all outstanding months becoming due and payable at maturity.  In March 2020, the Loan Agreement and Promissory Note was amended to extend the maturity date from April 17, 2020 to April 17, 2021.  During the years ended December 31, 2020 and 2019, the Company recognized $2.5 million and $4.8 million, respectively, of interest expense on the loan from Bluegreen. During August 2020, the Company repaid the loan in full.

As previously described, on September 30, 2020, the Company completed its Spin-Off of BBX Capital.  As a result of the Spin-Off, BBX Capital, which previously was a wholly owned subsidiary of the Company, became a separate public company. The Spin-Off separated the Company’s investment in Bluegreen, which continues to be held by the Company, from the Company’s other businesses and investments, including BBX Capital Real Estate, BBX Sweet Holdings, and Renin, which are held by BBX Capital.  The Company no longer holds any ownership interest in BBX Capital.  Rather, the shareholders of the Company as of the close of business on the record date for the distribution of shares of BBX Capital’s stock in connection with the Spin-Off became the shareholders of BBX Capital upon consummation of the Spin-Off.

In connection with the Spin-Off, on September 25, 2020, the Company entered into a Separation and Distribution Agreement, an Employee Matters Agreement, a Transition Services Agreement, and a Tax Matters Agreement with BBX Capital. The Separation and Distribution Agreement governed the separation of businesses, including the assignment of assets and assumption of liabilities, between the Company and BBX Capital in connection with the Spin-Off.  The Employee Matters Agreement, Transition Services Agreement, and Tax Matters Agreement relate to the operations of the Company and BBX Capital as separate companies, and the relationship between them, after the Spin-Off. The Employee Matters Agreement sets out the respective rights, responsibilities and obligations of the Company and BBX Capital with respect to the transfer of certain employees of the businesses of BBX Capital and related matters, including benefit plans, terms of employment, retirement plans and other employment-related matters. Under the Employee Matters Agreement, BBX Capital or its subsidiaries generally assumed or agreed to retain responsibility as employer of employees whose duties primarily relate to their respective businesses as well as all obligations and liabilities with respect thereto. The Tax Matters Agreement generally sets out the respective rights, responsibilities and obligations of the Company and BBX Capital with respect to taxes (including taxes arising in the ordinary course of business and taxes incurred as a result of the Spin-Off), tax attributes, tax returns, tax contests and certain other related tax matters. The Transition Services Agreement generally sets out the respective rights, responsibilities and obligations of the Company and BBX Capital with respect to the support services provided to one another after the Spin-Off, as may be necessary to ensure the orderly transition under the Separation and Distribution Agreement. The Transition Services Agreement establishes a baseline charge for certain categories or components of services to be provided, which is at cost unless the parties mutually agree to a different charge. The Transition Services Agreement will continue for a minimum term of one year from the date of the Spin-Off, provided that after that year, either party may terminate the Transition Services Agreement with respect to any or all services provided thereunder at any time upon 30 days prior written notice to the other party. In addition, either party may renew or extend the term of the Transition Services Agreement with respect to the provision of any service which has not been previously terminated. During the year ended December 31, 2020, BBX Capital reimbursed the Company $0.3 million under the Transition Services Agreement.

In connection with the completion of the Spin-Off on September 30, 2020, the Company issued a $75 million promissory note in favor of BBX Capital. Amounts outstanding under the note accrue interest at a rate of 6% per annum. The note requires payments of interest only on a quarterly basis; provided, however, that interest payments may be deferred at the option of the Company, with interest on the entire outstanding balance thereafter to accrue at a cumulative, compounded rate of 8% per annum until such time as the Company is current on all accrued payments under the note, including deferred interest. All outstanding amounts under the note will become due and payable on September 30, 2025, or earlier upon certain events. During the quarter ended December 31, 2020, the Company recognized $1.1 million of interest expense under the note.

The Company and BBX Capital currently share office space at offices located in Fort Lauderdale, Florida. The space is leased by the Company, and BBX Capital reimburses the Company for payments under the lease, other than 20% of the rental payments under the lease (approximately $200,000 per year) which is borne by the Company.

During 2015, the Company, Bluegreen, BBX Capital, and their respective subsidiaries entered into an Agreement to Allocate Consolidated Income Tax Liability and Benefits (the “Consolidated Tax Agreement”) pursuant to which, among other customary terms and conditions, the parties agreed to file consolidated federal tax returns. Pursuant to the Consolidated Tax Agreement, the parties calculate their respective income tax liabilities and attributes as if each of them were a separate filer. If any tax attributes are used by another party to the Consolidated Tax Agreement to offset its tax liability, the party providing the benefit will receive an amount for the tax benefits realized. During 2019, Bluegreen paid the Company $13.0 million under the Consolidated Tax Agreement.  In 2020, the Company provided a $8.0 million refund to Bluegreen pursuant to the Consolidated Tax Agreement. The Consolidated Tax Agreement was terminated with respect BBX Capital and its subsidiaries in connection with the Company’s Spin-Off of BBX Capital on September 30, 2020.

During the year ended December 31, 2020, Bluegreen paid the Company approximately $1.5 million for risk management, administrative, and other services, and paid subsidiaries of BBX Capital (which at the time were indirect subsidiaries of the Company) approximately $0.1 million for management advisory services. Following the completion of the Spin-Off of BBX Capital, Bluegreen pays BBX Capital for risk management, administrative, and other services provided by BBX Capital.

Prior to the Spin-Off of BBX Capital, the Company paid Abdo Companies approximately $25,520 per month in exchange for Abdo Companies, Inc.’s provision of certain management services. Following the completion of the Spin-Off of BBX Capital, Abdo Companies now provides these services to both BBX Capital and Bluegreen, and the monthly payment totaling approximately $25,520 to Abdo Companies is paid 50% by each of BBX Capital and Bluegreen. John E. Abdo, Vice Chairman of each of the Company, Bluegreen and BBX Capital, is the principal shareholder and Chief Executive Officer of Abdo Companies.

EXECUTIVE COMPENSATION

Summary Compensation Table

Please note that the information in the following table sets forth, for the years ended December 31, 2020 and 2019, compensation paid to, or accrued by the Company and its subsidiaries including Bluegreen, and until September 30, 2020, BBX Capital, Inc. (“BBX Capital”), including Renin Holdings LLC, BBX Capital Real Estate LLC and BBX Sweet Holdings, LLC.  Compensation paid by BBX Capital and its subsidiaries prior to the Spin-Off of BBX Capital are no longer paid by the Company.  The table includes compensation information for the following persons (collectively, the “Named Executive Officers”): Alan B. Levan, the Company’s Chairman, Chief Executive Officer and President; John E. Abdo, the Company’s Vice Chairman; Raymond S. Lopez, Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer of the Company; Jarett S. Levan, former President of the Company; and Seth M. Wise, former Executive Vice President of the Company. Mr. Jarett Levan and Mr. Wise ceased serving as executives of the Company and became executives of BBX Capital in connection with the Company’s Spin-Off of BBX Capital on September 30, 2020.

Name and Principal Position	Year	Salary ($)		Bonus ($)(3)	Stock Awards ($)(4)	Non- Equity Incentive Plan Compensation ($)		All Other Compensation ($)	Total ($)
Alan B. Levan	2020	1,602,308	(1)	7,604,048	-	-		179,425	9,385,781
Chairman, Chief Executive Officer and President	2019	1,500,000		3,000,000	4,044,226	-		197,930	8,742,156

John E. Abdo	2020	1,412,308	(1)	7,604,048	-	-		241,080	9,257,436
Vice Chairman	2019	1,500,000		3,000,000	4,044,226	-		317,440	8,861,666

Jarett S. Levan	2020	692,308		3,022,024	-	-		29,235	3,743,567
Former President	2019	900,000		1,871,011	1,011,055	-		49,468	3,831,534

Seth M. Wise	2020	692,308		3,022,024	-			23,300	3,737,632
Former Executive Vice President	2019	900,000		1,871,011	1,011,055	-		37,850	3,819,916

Raymond S. Lopez	2020	832,692	(1)	1,375,000	-	-		11,575	2,219,267
Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer	2019	738,750	(2)	795,624	123,525	100,000	(5)	11,200	1,769,099

(1)

Includes (a) for Mr. Alan Levan, $652,308 paid by the Company and $950,000 paid by Bluegreen, (b) for Mr. Abdo, $1,193,077 paid by the Company and $219,231 paid by Bluegreen, and (c) for Mr. Lopez, $157,692 paid by the Company and $675,000 paid by Bluegreen.

(2)	Includes $142,000 paid by Bluegreen.
(3)

For 2020,  $1,900,000 of Mr. Alan Levan’s bonus and $1,200,000 of Mr. Lopez’s bonus was paid by Bluegreen.   For 2019, $2,000,000 of Mr. Alan Levan’s bonus and $253,750 of Mr. Lopez’s bonus was paid by Bluegreen. All other bonuses were paid by the Company. All of the bonuses were discretionary cash bonuses, including, in the case of the bonuses paid by the Company, bonuses paid to the Named Executive Officers upon the approval of the Company’s Compensation Committee based on a subjective evaluation of the performance of the Company and the applicable Named Executive Officer and factors deemed appropriate by the Compensation Committee, including, without limitation, the Company’s book value (excluding the impact of any restructuring or other charges in connection with the disposition or exiting of a business), and the oversight of Bluegreen, including its implementation of strategic initiatives. The bonuses paid by the Company for 2020 also include payments totaling $5,691,500 to Mr. Alan Levan, $7,591,500 to Mr. Abdo, $3,022,000 to Mr. Jarett Levan, $3,022,000 to Mr. Wise, and $175,000 to Mr. Lopez, in each case, paid prior to the consummation of the Company’s Spin-Off of BBX Capital on September 30, 2020 in consideration for 2020 services and to settle the Company’s long-term incentive program for 2020 (which, in previous years, was generally paid primarily in stock awards). The bonuses paid by the Company to Mr. Jarett Levan, Mr. Wise and Mr. Lopez for 2019 also include the cash portion of the bonus awarded to them in lieu of restricted stock awards as part of the Company’s long term equity compensation plan in place for 2019.

(4)

The 2019 amounts represent the grant date fair value of restricted stock awards of 965,209 shares, 965,209 shares, 241,302 shares, 241,302 shares and 29,481 shares of the Company's Class A Common Stock granted to Mr. Alan Levan, Mr. Abdo, Mr. Jarett Levan, Mr. Wise and Mr. Lopez, respectively, under the Company’s Amended and Restated 2014 Incentive Plan, as amended.  These restricted stock awards were scheduled to vest in four equal annual installments beginning on October 1, 2020. The restricted stock awards were granted on January 21, 2020 for services performed during 2019.   Assumptions used in the calculation of the grant date fair value of the awards described in this footnote are included in Note 17 to the Company’s audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on March 13, 2020.  As described in further detail below, all unvested restricted stock awards, including those granted during January 2020, vested during August 2020 in contemplation of the Spin-Off of BBX Capital.

(5)	Represents the cash bonus paid to Mr. Lopez by Bluegreen for 2019 pursuant to a Bluegreen plan under which cash bonuses were payable based on Bluegreen’s EBITDA.

Acceleration of Vesting of Restricted Stock Awards and Payments in Connection with Spin-Off

In contemplation of the Spin-Off of BBX Capital which was completed on September 30, 2020, the Company’s Compensation Committee approved the acceleration of vesting of all unvested restricted stock awards that were previously granted by the Company, all of which were held by the Company’s executive officers at the time as follows. Mr. Alan. Levan held, and had vested, restricted stock awards of 193,042 shares of the Company’s Class A Common Stock and 183,125 shares of the Company’s Class B Common Stock (for an aggregate value realized on vesting of $6,176,663); Mr. Abdo held, and had vested, restricted stock awards of 193,042 shares of the Company’s Class A Common Stock and 212,892 shares of the Company’s Class B Common Stock (for an aggregate value realized on vesting of $6,665,437); Mr. Jarett Levan held, and had vested, restricted stock awards of 48,261 shares of the Company’s Class A Common Stock and 60,698 shares of the Company’s Class B Common Stock (for an aggregate value realized on vesting of $1,789,107); Mr. Wise held, and had vested, restricted stock awards of 48,261 shares of the Company’s Class A Common Stock and 60,698 shares of the Company’s Class B Common Stock (for an aggregate value realized on vesting of $1,789,107); and Mr. Lopez held, and had vested, restricted stock awards of 5,897 shares of the Company’s Class A Common Stock and 11,071 shares of the Company’s Class B Common Stock (for an aggregate value realized on vesting of $278,615). In connection with such vesting acceleration, the Company recognized compensation expense during the quarter ending September 30, 2020 of approximately $19.8 million, which represents the unrecognized compensation expenses associated with the restricted stock awards as of June 30, 2020.

In addition, the Company’s Compensation Committee approved the payment, prior to the consummation of the Spin-Off of BBX Capital, of a total of approximately $19.5 million in cash to the Named Executive Officers for 2020 services and the payout to settle the Company’s long-term incentive program for 2020 (which, in previous years, was generally paid primarily in stock awards). The amounts paid to the Named Executive Officers are set forth in footnote 3 to the Summary Compensation Table above.

Outstanding Equity Awards at Fiscal-Year End 2020

None of the Named Executive Officers held any equity or equity-based awards with respect to the Company as of December 31, 2020.

Employment Agreements

The Company has employment agreements with each of Alan B. Levan (entered into November 12, 2012), John E. Abdo (entered into November 12, 2012), and Raymond S. Lopez (effective as of March 16, 2015). Each employment agreement may be terminated by the Company for “Cause” or “Without Cause” or by the executive for “Good Reason” (as such terms are defined in the employment agreement). If an employment agreement is terminated for “Cause,” the applicable executive officer will be entitled to receive his base salary from the Company and Bluegreen through the date of termination. If an employment agreement is terminated “Without Cause” or by the executive officer for “Good Reason,” the applicable executive officer will be entitled to receive his base salary from the Company and Bluegreen through the date of termination and the prorated portion of his annual bonus based on the average annual bonus paid to him during the prior two fiscal years, subject to a maximum annual bonus for purposes of this calculation in an amount equal to 200% of his then-current annual base salary from the Company and Bluegreen, in the case of Mr. Alan Levan and Mr. Abdo, and his then-current bonus opportunity (currently 170%) from the Company and Bluegreen, in the case of Mr. Lopez. In addition, if an employment agreement is terminated “Without Cause” or by the executive officer for “Good Reason,” the executive officer will be entitled to receive a severance payment as follows. Each of Mr. Alan Levan and Mr. Abdo will be entitled to receive a severance payment in an amount equal to 2 times the sum of his annual base salary from the Company and Bluegreen and annual bonus opportunity at the date of termination (or 2.99 times the sum of his annual base salary and annual bonus opportunity at the date of termination if such termination occurs within two years after a “Change in Control” (as defined in the employment agreements)). Mr. Lopez will be entitled to receive a severance payment in an amount equal to the sum of (i) his annual base salary from the Company and Bluegreen, and (ii) his annual bonus opportunity at the date of termination (or 1.5 times such amount if termination occurs within two years after a “Change in Control”). For purposes of calculating the severance payment, each executive officer’s “annual bonus opportunity” will be subject to the same maximum as described above with respect to the calculation of the prorated bonus to which he would be entitled in the event of a “Without Cause” or “Good Reason” termination. In addition, with respect to each employment agreement, if the employment agreement is terminated “Without Cause” or is terminated by the executive officer for “Good Reason” or as a result of the executive officer’s death, any unvested incentive stock options and restricted stock awards would immediately accelerate and fully vest as of the termination date. Further, in the event of a termination “Without Cause” or a termination by the executive officer for “Good Reason,” the executive officer will be entitled to continued benefits, including, without limitation, health and life insurance, for the following periods: (i) two years following the year in which the termination occurs (or three years following the year in which the termination occurs, if such termination occurred within two years after a “Change in Control”), in the case of Mr. Alan Levan and Mr. Abdo, and (ii) one year from the date of termination, in the case of Mr. Lopez. Each employment agreement will also be terminated upon the executive officer’s death, in which case the estate of the applicable executive officer will be entitled to receive his base salary from the Company and Bluegreen through the date of his death and the prorated portion of his annual bonus, calculated as described above.

Prior to the Spin-Off of BBX Capital, the Company also had employment agreements with Jarett S. Levan and Seth M. Wise. In connection with the resignations of Mr. Jarett Levan and Mr. Wise as executive officers of the Company upon completion of the Spin-Off on September 30, 2020, the Company’s employment agreements with Mr. Jarett Levan and Mr. Wise were terminated. Other than any accrued and unpaid compensation through September 30, 2020, no additional payments or other compensation was or is to be paid to Mr. Jarett Levan or Mr. Wise under their respective employment agreements, and neither Mr. Jarett Levan nor Mr. Wise is entitled to any payment or other compensation in connection with the termination of their employment agreements.

Compensation of the Company’s Executive Officers Following the Spin-Off of BBX Capital and the Bluegreen Merger

As a result of the Spin-Off of BBX Capital on September 30, 2020 and the Bluegreen Merger on May 5, 2021, the Company owns 100% of Bluegreen and no longer holds any interest in the Company’s other historical businesses or investments, including BBX Capital Real Estate, BBX Sweet Holdings and Renin, which are held by BBX Capital. Accordingly, since the completion of the Spin-Off of BBX Capital on September 30, 2020, Alan B. Levan, John E. Abdo and Raymond S. Lopez have received a significant portion of their compensation for their services on behalf of the Company and Bluegreen from Bluegreen. Effective September 30, 2020, Mr. Alan Levan, Mr. Abdo and Mr. Lopez agreed to reduced annual base salaries from the Company of $200,000 for each of Mr. Alan Levan and Mr. Abdo, and $100,000 for Mr. Lopez. Mr. Alan Levan and Mr. Abdo’s respective annual base salaries from Bluegreen are $950,000. Mr. Lopez’s annual base salary from Bluegreen is $675,000.

The Company’s executive officers, including Mr. Alan Levan, Mr. Abdo and Mr. Lopez, may also receive annual bonuses and long term incentive compensation, including under Bluegreen’s Executive Leadership Incentive Plan (the “ELIP”), as well as discretionary bonuses from time to time upon the approval of the Compensation Committee based on a subjective evaluation of the performance of the executive officer, the Company and/or Bluegreen, and such other factors as the Compensation Committee may consider. For 2021, Mr. Alan Levan, Mr. Abdo and Mr. Lopez have the opportunity to receive annual bonuses and long-term incentives of up to $4,275,000, $4,275,000 and $1,935,000, respectively (including up to $2,850,000, $2,850,000 and $787,500, respectively, under the ELIP), in each case, based primarily on EBITDA.  Bonuses under the ELIP for 2021 will be paid up to 50% in restricted stock awards and the remainder in cash. The Company’s executive officers, including Mr. Alan Levan, Mr. Abdo and Mr. Lopez, may also receive equity-based awards under the Company’s Incentive Plan.  See “Proposal No. 2 —Approval of the Bluegreen Vacations Holding Corporation 2021 Incentive Plan,” including the “New Plan

Benefits” section thereof for information regarding awards granted to certain executive officers of the Company, including Mr. Alan Levan, Mr. Abdo and Mr. Lopez, subject to shareholder approval of the Incentive Plan.

DIRECTOR COMPENSATION

The compensation policy for the Company’s non-employee directors (which are directors who are not employees of the Company or Bluegreen) is designed to compensate directors for their services on the Company’s Board of Directors and its committees in an amount which the Board believes to be fair based on the work and time commitment required as well as the size and scope of the Company, and in a manner which is simple, transparent and easy for shareholders to understand.

The Company’s non-employee directors are currently compensated for their service on the Company’s Board of Directors and its committees through cash fees. During the period between the completion of the Spin-Off of BBX Capital on September 30, 2020 and the completion of the Bluegreen Merger on May 5, 2021, the cash fees payable to the Company’s non-employee directors were reduced to account for the fact that all of the Company’s directors were also directors of Bluegreen and received fees for their service on Bluegreen’s Board of Directors and its committees.  During this period, the annual cash fees payable to the Company’s directors were as follows: $10,000 to each non- employee director for his service on the Board; $1,500 to the members of the Audit Committee other than its Chairman; $5,000 to the Chairman of the Audit Committee; and $2,000 to the Chairman of the Nominating/Corporate Governance Committee and the Chairman of the Compensation Committee.  These fees were in addition to the annual cash fees paid by Bluegreen to its non-employee directors for their service on Bluegreen’s Board of Directors and its committees, which were as follows: $100,000 to each non-employee director for his service on Bluegreen’s Board; $16,000 to the members of Bluegreen’s Audit Committee other than its Chairman; $20,000 to the Chairman of Bluegreen’s Audit Committee; and $3,500 to the Chairman of Bluegreen’s Nominating/Corporate Governance Committee and the Chairman of Bluegreen’s Compensation Committee.

As previously described, in connection with the completion of the Bluegreen Merger on May 5, 2021 pursuant to which Bluegreen became a wholly owned subsidiary of the Company, the six directors of Bluegreen who were not also directors of the Company at the time were appointed to the Company’s Board of Directors.  As a result, the Company’s directors no longer receive compensation for their service on Bluegreen’s Board of Directors but instead are compensated for their service on the Company’s Board of Directors and its committees as follows. Each non-employee director currently receives an annual cash fee of $110,000 for his service on the Company’s Board of Directors. In addition, the Chairman of the Audit Committee receives an annual cash fee of $20,000; all other members of the Audit Committee receive annual cash fees of $16,000; and the Chairman of the Compensation Committee and the Chairman of the Nominating/Corporate Governance Committee each receives an annual cash fee of $3,500.

Director Compensation Table-2020

The following table sets forth certain information regarding the compensation paid or accrued by the Company to or on behalf of each individual who served as a non-employee director of the Company during the year ended December 31, 2020 for his service on the Company’s Board of Directors and its committees during the year. The director compensation paid by Bluegreen is not included in the amounts set forth in the table below, but is disclosed in footnotes  4 and  5 to the table.

Name (5)	Notes	Fees Earned or Paid in Cash ($)
Norman H. Becker	(1)(4)	87,000
Andrew R. Cagnetta	(1)	75,000
Lawrence A. Cirillo	(2)(4)	2,875
Steven M. Coldren	(1)	89,625
Darwin Dornbush	(4)	78,375
Willis N. Holcombe	(1)	75,000
Gregory A. Haile	(1)	75,000
Jarrett S. Levan	(4)	2,500
Joel Levy	(4)	93,750
William Nicholson	(4)	90,375
Anthony P. Segreto	(1)	75,000
Neil Sterling	(1)	77,625

(1)

These directors resigned from the Company’s Board of Directors and became directors of BBX Capital in connection with the Company’s Spin-Off of BBX Capital on September 30, 2020.  Norman H. Becker was reappointed to the Company’s Board of Directors in connection with the completion of the Bluegreen Merger on May 5, 2021.

(2)	Mr. Cirillo was appointed to the Company’s Board of Directors on September 30, 2020 in connection with the Company’s Spin-Off of BBX Capital.
(3)

Mr. Jarett Levan has served as a director of the Company since 2009 but became a non-employee director on September 30, 2020 in connection with the Spin-Off of BBX Capital, at which time he ceased serving as an executive of the Company and became the Chief Executive Officer and President of BBX Capital.

(4)

Messrs. Becker, Cirillo, Dornbush, Jarett Levan, Levy and Nicholson were also non-employee directors of Bluegreen and received $92,750, $89,000, $29,000, $25,000, $30,000, and $29,000, respectively, for their services on Bluegreen’s Board of Directors and its committees (if applicable) during 2020.

(5)

In connection with the completion of the Bluegreen Merger on May 5, 2021, the six directors of Bluegreen who were not also directors of the Company at the time (who were Norman H. Becker, James R. Allmand, III, Mark A. Nerenhausen, Arnold Sevell, Orlando Sharpe and Seth M. Wise) were appointed to the Company’s Board of Directors. As described above, Mr. Becker received $92,750 for his service on Bluegreen’s Board of Directors and its committees during 2020. Messrs. Allmand, Nerenhausen, Sevell, Sharpe and Wise received $81,000, $77,500, $92,500, $77,500 and $25,000, respectively, for their services on Bluegreen’s Board of Directors and its committees (if applicable) during 2020.  Mr. Wise was considered a “non-employee director” of Bluegreen commencing on September 30, 2020 when he ceased serving as an executives of the Company in connection with the Spin-Off of BBX Capital.

PROPOSAL NO. 2 — APPROVAL OF THE BLUEGREEN VACATIONS

HOLDING CORPORATION 2021 INCENTIVE PLAN

General

During June 2021, the Company’s Board of Directors approved and adopted the Bluegreen Vacations Holding Corporation 2021 Incentive Plan (the “Incentive Plan”), subject to shareholder approval of the Incentive Plan at the Annual Meeting of Shareholders. The proposed terms of the Incentive Plan are substantially similar to the terms of the Company’s Amended and Restated 2014 Incentive Plan, as amended (the “2014 Plan”).  Specifically, like the 2014 Plan, the Incentive Plan will allow for the grant of stock options, restricted stock awards and performance-based cash awards to eligible individuals selected by the Compensation Committee. However, whereas the 2014 Plan authorized the issuance of both shares of the Company’s Class A Common Stock and Class B Common Stock pursuant to awards granted under the 2014 Plan, only shares of the Company’s Class A Common Stock will be available under the Incentive Plan.

As of the date of this Proxy Statement, of the total shares of the Company’s Class A Common Stock and Class B Common Stock authorized for issuance pursuant to awards which may be granted under the 2014 Plan, only 75,054 shares of the Company’s Class A Common Stock remain available, and there are no outstanding awards under the 2014 Plan.  If the Incentive Plan is approved by the Company’s shareholders, the Company will not make any future grants under the 2014 Plan.

Set forth below is a summary of the Incentive Plan. The following summary is qualified in its entirety by reference to the full text of the Incentive Plan, the form of which is attached to this Proxy Statement as Appendix A and is incorporated herein by reference.

Summary of the 2021 Incentive Plan

Purpose. The purpose of the Incentive Plan is to attract, retain, and motivate officers and other employees of the Company and its subsidiaries or other affiliates, as well as directors and other individuals who perform services for the Company or its subsidiaries or other affiliates, to compensate them for their services, to encourage ownership by them of stock of the Company, to align their interests with those of the Company’s other shareholders in the creation of long-term value, and to promote the success and profitability of the Company’s business.

Effective Date; Term. Subject to shareholder approval of the Incentive Plan at the Annual Meeting, the effective date of the Incentive Plan will be June 3, 2021. No awards may be granted after the tenth anniversary of the effective date, or the earlier termination of the Incentive Plan by the Board of Directors or the Compensation Committee, which will serve as the administrative committee for the Incentive Plan.

Awards. The Company will be permitted to grant stock options to purchase, and restricted stock awards of, shares of the Company’s Class A Common Stock, as well as performance-based cash awards, to eligible individuals under the Incentive Plan.

Stock Available under the Incentive Plan. 2,000,000 shares of Class A Common Stock will be authorized and available for issuance pursuant to stock options and restricted stock awards granted under the Incentive Plan. This authorized share amount will be subject to adjustment in the event of any subsequent change in the Company’s Class A Common Stock, including, without limitation, by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, reverse stock split, split-up, spin-off, combination or exchange of shares. Any shares subject to restricted stock awards or stock options granted under the Incentive Plan but which expire or are terminated, forfeited or canceled without having been exercised or vested in full, will again be available for grant under the Incentive Plan.

Administration. The Incentive Plan will be administered by an administrative committee appointed by the Board of Directors, which shall initially be the Compensation Committee. The administrative committee will have broad discretionary powers. Subject to the terms of the Incentive Plan, including those described in further detail below, the administrative committee will have discretionary authority to, among other things: (i) determine the individuals to whom, and the time or times at which, awards will be granted; (ii) determine the terms and provisions of each award granted, including, without limitation, the number of shares of stock underlying each option and restricted stock award and the vesting schedule applicable to each option and restricted stock award; (iii) modify or amend each option or restricted stock award, including, without limitation, accelerate or defer the exercise or vesting date of any option or the vesting date of any restricted stock award (in each case, with the consent of the holder thereof if the modification or amendment would adversely affect the holder’s right with respect to the option or restricted stock award); (iv) re-price previously granted options and/or substitute new options or restricted stock awards for previously granted options or restricted stock awards, as the case may be, which previously granted options or restricted stock awards may contain less favorable terms, including, in the case of options, higher exercise prices; and (v) interpret the Incentive Plan and make all other determinations deemed necessary or advisable for the administration thereof.

Eligibility.  The administrative committee will have the authority to select the people who will receive awards under the Incentive Plan. Any employee or director of the Company or of any subsidiary, parent (if any) or other affiliate of the Company, and any independent contractor or agent of the Company or any subsidiary, parent (if any) or affiliate of the Company, may be selected by the administrative committee to receive awards under the Incentive Plan.

Equity-Based Awards.   The Company will be permitted under the Incentive Plan to grant stock options (both incentive stock options and non-qualified stock options) to purchase shares of the Company’s Class A Common Stock and restricted stock awards of the Company’s Class A Common Stock.

Stock Options.   The administrative committee will establish the terms and conditions of stock options granted under the Incentive Plan. The administrative committee may not grant a stock option with a term of greater than 10 years or with a purchase price that is less than the fair market value of a share of the Company’s Class A Common Stock on the date of grant.

Both incentive stock options that qualify for special federal income tax treatment and non-qualified stock options that do not qualify for special federal income tax treatment may be granted under the Incentive Plan. Incentive stock options are subject to certain additional restrictions under the Internal Revenue Code of 1986, as amended (the “Code”), and the Incentive Plan. The total number of shares authorized for grant under the Incentive Plan as incentive stock options may not exceed the maximum number of shares authorized for grant under the Incentive Plan, as described under “Stock Available Under the Incentive Plan” above.

Unless otherwise designated by the administrative committee, options granted will be exercisable for a period of ten years after the date of grant, but will be subject to earlier termination under certain circumstances, including upon, or after the expiration of a specified period following, such time as the individual’s employment with the Company, or any subsidiary, parent (if any) or, in certain cases, other affiliate of the Company, is deemed to be terminated under the terms of the Incentive Plan. Upon the exercise of an option, the exercise price of the option must be paid in full. Payment may be made in cash and/or shares of the Company’s common stock, or in such other consideration as the administrative committee authorizes. Options may be transferred prior to exercise only to certain family members, trusts or other entities owned by the option holder and/or such family members, to charitable organizations or upon the death of the option holder.

Restricted Stock Awards. At the time of grant of restricted stock awards granted under the Incentive Plan, the administrative committee will establish the terms of the restricted stock award, including, without limitation, whether the award is a performance-based restricted stock award, the number of shares of stock subject to the award, and the vesting schedule applicable to the award.

Unless the administrative committee determines otherwise with respect to any restricted stock award, before the shares subject to a restricted stock award are vested and transferred to the award recipient, the administrative committee will hold the underlying shares and any dividends or distributions accumulating on such shares. However, the award recipient will have the right to direct the voting of the shares underlying the restricted stock award unless the administrative committee determines otherwise.

All restricted stock awards will be subject to a vesting schedule specified by the administrative committee at the time the award is granted. If the administrative committee does not specify a vesting schedule, the award will vest in full on the first anniversary of the grant date unless earlier terminated in accordance with the terms of the Incentive Plan or the award agreement evidencing the restricted stock award, including upon, or under certain circumstances following the expiration of a period after, such time as the award recipient’s services on behalf of the Company, or any subsidiary, parent (if any) or other affiliate of the Company, is deemed to have ceased under the terms of the Incentive Plan.

Performance-Based Awards.   At the time of grant of a restricted stock award, the administrative committee may designate the restricted stock award as a performance-based restricted stock award. In addition, the Company will also be permitted to grant performance-based cash awards under the Incentive Plan. If a performance-based award is granted, the administrative committee will establish (in addition to or in lieu of service-based vesting requirements in the case of restricted stock awards) one or more performance goals which must be attained as a condition to the vesting and/or retention of the shares or payment of the cash award, as the case may be. The performance goal(s) may be based on one or more of the following:

•	earnings per share;
•	total or net revenue;
•	revenue growth;
•	operating income;
•	net operating income after tax;
•	pre-tax or after-tax income;
•	cash flow;
•	cash flow per share;
•	net income;
•	EBIT;
•	EBITDA;
•	adjusted EBITDA;
•	profit growth;
•	return on equity;
•	return on assets;
•	return on capital employed;
•	economic value added (or an equivalent metric);
•	core earnings;
•	book value;
•	share price performance or other measures of equity valuation;
•	other earnings criteria or profit-related return ratios;
•	total shareholder return;
•	market share;
•	expense levels;
•	working capital levels;
•

strategic business objectives, consisting of one or more objectives based on meeting specified cost, profit, operating profit, sales, revenue, cash or cash generation targets or measures, or goals, including those relating to business expansion, business development, acquisitions or divestitures; or

•	except in the case of a “covered employee” under Section 162(m) of the Code, any other performance criteria established by the administrative committee.

Performance goals may be established on the basis of reported earnings or cash earnings, and consolidated results or the results of a business segment or individual business unit and may, in the discretion of the administrative committee, include or exclude certain items, including the operations or results of a business segment or individual business unit and/or the results of discontinued operations. Each performance goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal or external targets, the past performance of the Company (or individual business segments or units) and/or the past or current performance of other companies. Performance goals need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).

Attainment of the performance goals will be measured over a performance measurement period specified by the administrative committee when the award is made. The administrative committee will determine in its discretion whether the award recipient has attained the performance goals. If the administrative committee determines that the award recipient attained the performance goals, the administrative committee will certify that fact in writing. If the performance goals are not satisfied during the performance measurement period, the relevant award will be forfeited or not paid. If the performance goals (and any service-based vesting schedule in the case of restricted stock awards) are satisfied, the award will be distributed (or any vesting-related legend removed from any stock certificates previously delivered to the award recipient) or paid, as the case may be. Subject to applicable tax law, the administrative committee may, in its discretion based on such objective or subjective factors as it may consider, adjust the amount of the payment of a performance-based award.

Mergers and Reorganizations. The number of shares available under the Incentive Plan and the number of shares subject to stock options and restricted stock awards granted under the Incentive Plan may be adjusted to reflect any merger, consolidation or other business reorganization in which the Company is the surviving entity, and to reflect any stock split, stock dividend, spin-off or other event where the administrative committee determines an adjustment is appropriate in order to prevent the enlargement or dilution of an award recipient’s rights. If a merger, consolidation or other business reorganization occurs and the Company is not the surviving entity, any outstanding options, at the discretion of the administrative committee or the Board of Directors, may be (i) canceled and payment made to the option holder in an amount equal to the value of the canceled options or (ii) modified to provide for alternative, nearly equivalent securities. Any outstanding restricted stock award will be adjusted by allocating to the award recipient any money, stock, securities, or other property received on account of outstanding shares by the other holders of record of the stock, and such money, stock, securities, or other property will be subject to the same terms and conditions as the restricted stock award on account of which it is issued, exchanged, or paid.

Termination or Amendment. The Board of Directors or the administrative committee will have the authority to at any time and from time to time terminate, modify, suspend, or amend the Incentive Plan, in whole or in part, provided, however, that no such termination, modification, suspension or amendment will be effective without shareholder approval if such approval is required to comply with any applicable law or national securities exchange rule. In addition, no termination, modification, suspension, or amendment of the Incentive Plan will, without the consent of an award recipient, adversely affect such award recipient’s rights under any previously granted and then-outstanding award.

Federal Income Tax Consequences

 The following discussion is intended to be a summary and is not a comprehensive description of the federal tax laws, regulations and policies affecting the Company and recipients of awards granted under the Incentive Plan. Any descriptions of the provisions of any law, regulation or policy are qualified in their entirety by reference to the particular law, regulation or policy. Any change in applicable law or regulation or in the policies of various taxing authorities may have a significant effect on this summary. The Incentive Plan will not be a qualified plan under Section 401(a) of the Code.

Stock Options. Incentive stock options do not create federal income tax consequences when they are granted. If incentive stock options are exercised during the term of the option holder’s employment or within three months thereafter (or within one year thereafter in the case of termination due to death or disability), the exercise does not create federal ordinary income tax consequences, although Alternative Minimum Tax may apply. When the shares acquired on exercise of an incentive stock option are sold, the seller must pay federal income taxes on the amount by which the sales price exceeds the exercise price. This amount will be taxed at capital gains rates if the sale occurs at least two years after the option was granted and at least one year after the option was exercised. Otherwise, the difference between the fair market value of the shares on date of exercise and the exercise price will be taxed as ordinary income, and any difference between the sales price and the fair market value of the shares on the date of exercise will be taxed at capital gains rates.

 Incentive stock options that are exercised more than three months after the termination of the option holder’s employment (or more than one year after termination of the option holder’s employment due to death or disability) are treated as non-qualified stock options. Non-qualified stock options do not create federal income tax consequences when they are granted. When non-qualified stock options are exercised, federal income taxes at ordinary income tax rates must be paid on the amount by which the fair market value of the shares acquired by exercising the option exceeds the exercise price. When an option holder sells shares acquired by exercising a non-qualified stock option, he or she must pay federal income taxes on the amount by which the sales price exceeds the exercise price plus the amount included in ordinary income at option exercise. This amount will be taxed at capital gains rates, which will vary depending upon the time that has elapsed since the exercise of the option.

 When a non-qualified stock option is exercised, the Company is allowed a federal income tax deduction for the same amount that the option holder includes in his or her ordinary income, subject to certain restrictions and limits set forth in the Code. When an incentive stock option is exercised, the Company is not allowed to claim a deduction unless the shares acquired are resold sooner than two years after the option was granted or one year after the option was exercised. In such case, the amount of the deduction is equal to the ordinary income recognized by the option holder upon exercise.

 Restricted Stock Awards. A participant who is awarded a restricted stock award will not be taxed at the time of award unless the participant makes a special election with the Internal Revenue Service pursuant to Section 83(b) of the Code as discussed below. Upon lapse of the risk of forfeiture or restrictions on transferability applicable to the shares comprising the restricted stock award, the participant will be taxed at ordinary income tax rates on the then fair market value of the shares and a corresponding deduction will be allowable to the Company (subject to the satisfaction of certain conditions in the case of restricted stock awards granted to “covered employees” under Section 162(m) of the Code). In such case, the participant’s basis in the shares will be equal to the ordinary income so recognized plus the purchase price, if any, paid to acquire the shares. Upon subsequent disposition of such shares, the participant will realize capital gain or loss (long-term or short-term, depending upon the holding period of the stock sold).

 Pursuant to Section 83(b) of the Code, the participant may elect within 30 days of receipt of a restricted stock award that is not a performance-based restricted stock award to be taxed at ordinary income tax rates on the fair market value of the shares comprising such restricted stock award at the time of award (determined without regard to any restrictions which may lapse). In that case, the participant will acquire a basis in such shares equal to the ordinary income recognized by the participant at the time of award plus the purchase price, if any, paid to acquire the shares. No tax will be payable upon lapse or release of the restrictions or at the time the shares first become transferable, and any gain or loss upon subsequent disposition will be a capital gain or loss. In the event of a forfeiture of the shares with respect to which a participant previously made a Section 83(b) election, the participant will not be entitled to a loss deduction.

 Performance-Based Awards. A participant who receives a performance-based restricted stock award will be taxed at ordinary income tax rates on the then fair market value of the shares distributed at the time of settlement of the award. The participant’s basis in the shares stock of the Company’s common will be equal to the amount taxed as ordinary income and, on subsequent disposition, the participant will realize capital gain or loss (long-term or short-term, depending upon the holding period of the stock sold). A participant who receives a performance-based cash award will be taxed at ordinary income tax rates on the cash amount at the time of payment of the award. A corresponding deduction will be allowable to the Company at the time of settlement or payment of the award, as the case may be (subject to the satisfaction of certain conditions in the case of performance-based awards granted to “covered employees” under Section 162(m) of the Code).

 Section 162(m) Deduction Limits. Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to its “covered employees.” A company’s “covered employees” for a fiscal year include any person who served as the company’s chief executive officer or chief financial officer during the fiscal year, each of the next three most highly compensated officers for the fiscal year, and any individual who was considered a “covered employee” for any previous fiscal year.

 The preceding statements are intended to summarize the general principles of current federal income tax law applicable to awards granted under the Incentive Plan. State and local tax consequences may also be significant.

New Plan Benefits

Grants of awards under the Incentive Plan are at the discretion of the Compensation Committee. Except as described below, the Compensation Committee has not yet determined to whom and in what amount any future awards will be made.

On June 3, 2021, the Compensation Committee approved the grant of restricted stock awards of an aggregate of 468,439 shares of the Company’s Class A Common Stock to certain of its and Bluegreen’s executive officers and other employees, in each case, subject to shareholder approval of the Incentive Plan. These awards include (i) 71,250 restricted shares to each of Alan B. Levan, Chairman, Chief Executive Officer and President of the Company, and John E. Abdo, Vice Chairman of the Company, which will cliff vest in four years, and (ii) 92,188 restricted shares to Raymond S. Lopez, Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer of the

Company, of which 19,688 restricted shares will cliff vest in four years and the remaining 72,500 shares will cliff vest in ten years, subject to acceleration in the event of a change in control.

The following presents, in tabular format, information regarding the restricted stock awards approved for grant by the Compensation Committee on June 3, 2021, subject to shareholder approval of the Incentive Plan.

Individual or Group	Number of Shares	Dollar Value (1)
Alan B. Levan	71,250	$ 1,476,300
John E. Abdo	71,250	$1,476,300
Raymond S. Lopez	92,188	$1,910,135
Dustin Tonkin	146,719	$3,040,018
Jarett S. Levan	-	-
Seth M. Wise	-	-
All executive officers, as a group	411,876	$8,534,071
All directors who are not executive officers, as a group	-	-
All employees who are not executive officers, as a group	56,563	$1,171,985

(1)    The dollar value is equal to the product of (a) the number of restricted shares approved for grant to the applicable individual or group multiplied by (b) the $20.72 per share closing price of the Company’s Class A Common Stock on the NYSE on June 3, 2021.

In addition to the above-described awards, bonuses under the ELIP for 2021 may be paid up to 50% in restricted stock awards of the Company’s Class A Common Stock.  Based on the maximum bonuses payable under the ELIP for 2021, restricted stock awards of a total of up to $6.7 million of shares of the Company’s Class A Common Stock may be granted under the ELIP for 2021. See “Executive Compensation - Compensation of the Company’s Executive Officers Following the Spin-Off of BBX Capital and the Bluegreen Merger” above for additional information regarding the ELIP, including the bonuses which may be paid to Mr. Alan Levan, Mr. Abdo and Mr. Lopez under the ELIP for 2021.

Shareholder Vote Required for Approval

The proposal to approve the Incentive Plan requires the affirmative vote of a majority of the votes cast on the proposal, with holders of the Company’s Class A Common Stock and Class B Common Stock voting together as a single class. As previously described, all holders of the Company’s Class A Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote per share on the proposal and all holders of the Company’s Class B Common Stock outstanding as of the close of business on the Record Date will be entitled to 17 votes per share on the proposal. Abstentions will effectively count as votes against the proposal to approve the Incentive Plan.

The Board of Directors Unanimously Recommends that Shareholders Vote “For” the Approval of the Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, as of December 31, 2020, information regarding awards previously granted and outstanding, and securities authorized for future issuance, under the Company’s equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants or Rights	Weighted - Average Exercise Price of Outstanding Options Warrants or Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Outstanding Options, Warrants and Rights)
Equity compensation plans approved by security holders	-	$ -	75,054
Equity compensation plans not approved by security holders	-	-	-
Total	-	-	75,054

AUDIT COMMITTEE REPORT

The following Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C promulgated by the SEC, other than as provided in Item 407 of Regulation S-K promulgated by the SEC, or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the following Audit Committee Report be treated as “soliciting material” or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The charter of the Audit Committee sets forth the Audit Committee’s responsibilities, which include oversight of the Company’s financial reporting on behalf of the Board of Directors and shareholders. The Audit Committee receives reports from, and meets with the Company’s internal audit group, management and independent auditor. These meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee and the Company’s management and internal auditors, as well as with Grant Thornton LLP, the Company’s independent registered public accounting firm for 2020 (“Grant Thornton”). The Audit Committee discussed with the Company’s internal auditors and Grant Thornton the overall scope and plans for their respective audits and met with the internal auditors and Grant Thornton, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls and compliance matters. The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2020 with management and Grant Thornton prior to the filing with the SEC of the Company’s Annual Report on Form 10-K for such year.

Management has primary responsibility for the Company’s financial statements and the overall financial reporting process, including the Company’s system of internal controls. The Company’s independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America, and discusses with the Audit Committee its independence and any other matters that it is required to discuss with the Audit Committee or that it believes should be raised with it. The Audit Committee oversees these processes, although it must rely on information provided to it and on the representations made by management and the Company’s independent registered public accounting firm.

The Audit Committee discussed with Grant Thornton the matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee also received from Grant Thornton the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Grant Thornton its independence from the Company. When considering Grant Thornton’s independence, the Audit Committee considered whether Grant Thornton’s provision of services to the Company beyond those rendered in connection with its audit and review of the Company’s consolidated financial statements was compatible with maintaining Grant Thornton’s independence. The Audit Committee also reviewed, among other things, the amount of fees paid to Grant Thornton for audit and non-audit services.

Based on these reviews, meetings, discussions and reports, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2020 be included in the Company’s Annual Report on Form 10-K for such year.

Submitted by the Following Members of the Audit Committee*:

Joel Levy, Chairman
Lawrence A. Cirillo
Darwin Dornbush
William Nicholson

*Messrs. Levy, Cirillo, Dornbush and Nicholson were the members of the Audit Committee at the time the Company’s audited consolidated financial statements for the year ended December 31, 2020 were approved by the Audit Committee to be included in the Company’s Annual Report on Form 10-K for such year.

Fees to Independent Registered public Accounting Firm

for THE YEARS ENDED dECEMBER 31, 2020 and 2019

Grant Thornton served as the independent registered public accounting firm for the Company and Bluegreen for 2020 and 2019. The following table presents fees for professional services rendered by Grant Thornton for the audit of each company’s annual financial statements for 2020 and 2019. The table also presents, if applicable, fees billed for audit-related services, tax services and all other services rendered by Grant Thornton to the Company and Bluegreen for 2020 and 2019.

	2020	2019
(in thousands)
BVH
Audit Fees (1)	$234	$1,203
Audit-Related Fees (2)	356	-
Tax Fees	-	-
All Other Fees	-	-

Bluegreen
Audit Fees (1)	864	935
Audit-Related Fees (3)	197	197
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$1,651	$2,335

(1)	Includes fees for services related to the company's annual financial statement audit and review of quarterly financial statements.
(2)	Includes fees for services in connection with the Company’s Spin-off of BBX Capital.
(3)	Includes fees for services related to the financial statement audit of one of Bluegreen’s subsidiaries and agreed upon procedures related to loan securitizations.

All audit-related services for the Company set forth above were pre-approved by the Company’s Audit Committee, which concluded that the provision of such services by Grant Thornton was compatible with the maintenance of such firm’s independence in the conduct of its auditing functions.

Under its charter, the Company’s Audit Committee must review and pre-approve both audit and permitted non-audit services provided by the Company’s independent registered public accounting firm and shall not engage the independent registered public accounting firm to perform any non-audit services prohibited by law or regulation. Each year, the independent registered public accounting firm’s retention to audit the Company’s financial statements, including the associated fee, is approved by the Audit Committee. Under its current practices, the Audit Committee does not regularly evaluate potential engagements of the independent registered public accounting firm and approve or reject such potential engagements. At each Audit Committee meeting, the Audit Committee receives updates on the services actually provided by the independent registered public accounting firm, and management may present additional services for pre-approval. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that a need arises for pre-approval between regular Audit Committee meetings. If the Chairman so approves any such engagements, he will report that approval to the full Audit Committee at the next Audit Committee meeting.

As described in further detail below under “Independent Registered Public Accounting Firm,” on June  16, 2021, the Company, upon the approval of the Audit Committee, appointed Ernst & Young LLP (“EY”) as the Company’s new independent registered public accounting firm for the year ending December 31, 2021 in place of Grant Thornton.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 18, 2021, certain information as to persons known by the Company to own in excess of 5% of the outstanding shares of the Company’s Class A Common Stock and/or Class B Common Stock. In addition, the table includes information regarding the shares of the Company’s Class A Common Stock and Class B Common Stock beneficially owned by (i) each Named Executive Officer, (ii) each of the Company’s directors and (iii) all of the Company’s directors and executive officers as a group. Management knows of no person, except as listed below, who beneficially owned more than 5% of the outstanding shares of the Company’s Class A Common Stock or Class B Common Stock as of June 18, 2021. Except as otherwise indicated, the information provided in the following table was obtained from filings with the SEC and the Company pursuant to the Exchange Act. For purposes of the following table, in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares which such person has or shares, directly or indirectly, voting or investment power, or which such person has the right to acquire beneficial ownership of at any time within 60 days after June 18, 2021. As used herein, “voting power” is the power to vote, or direct the voting of, shares, and “investment power” includes the power to dispose of, or direct the disposition of, such shares. Unless otherwise noted, each person listed in the table below has sole voting and investment power over the shares beneficially owned by such person and the address of each person listed in the table below is c/o Bluegreen Vacations Holding Corporation, 4960 Conference Way North, Suite 100, Boca Raton, Florida 33431.

Name of Beneficial Owner	Notes	Class A Common Stock Ownership	Class B Common Stock Ownership	Percent of Class A Common Stock	Percent of Class B Common Stock
Levan BFC Stock Partners LP	1,2,3,6	-	336,915	1.8%	9.1%
Levan Partners LLC	1,2,3,6	986,197	141,577	6.1%	3.8%
Alan B. Levan	1,2,3,4,5,6,9	1,840,909	3,516,234	24.6%	95.3%
John E. Abdo	1,2,3,4,9	1,146,736	1,495,311	13.4%	40.5%
Jarett S. Levan	1,2,3,4,5,6	195,220	342,607	4.6%	18.4%
Seth M. Wise	1,2,3,6,7	201,270	335,158	2.9%	9.1%
Raymond S. Lopez	1,9	108,699	23,432	*	*
Darwin Dornbush		10,083	-	*	0.0%
Joel Levy		13,077	-	*	0.0%
William R. Nicholson		12,000	-	*	0.0%
Lawrence A. Cirillo		-	-	0.0%	0.0%
Arnold Sevell		7,395	-	*	0.0%
James R. Allmand III		510	-	*	0.0%
Mark A. Nerenhausen		1,050	-	*	0.0%
Orlando Sharpe		1,785	-	*	0.0%
Norman H. Becker		1,204	-	*	0.0%
Angelo, Gordon & Co L.P.	8	1,152,122	-	6.3%	0.0%

All directors and executive officers as a group (19 persons)	1,9	3,757,826	3,539,666	33.4%	95.9%

*Less than one percent of class.

(1)

Shares of the Company’s Class B Common Stock are convertible on a share-for-share basis into shares of the Company’s Class A Common Stock at any time at the holder’s discretion. The number of shares of Class B Common Stock held by each beneficial owner and convertible within 60 days into shares of Class A Common Stock is not separately included in the “Class A Common Stock Ownership” column, but is included for the purpose of calculating the percent of Class A Common Stock held by each beneficial owner.

(2)

The Company may be deemed to be controlled by Messrs. Alan Levan, Abdo, Jarett Levan and Wise, who collectively may be deemed to have an aggregate beneficial ownership of shares of the Company’s Class A Common Stock and Class B Common Stock representing approximately 78% of the total voting power of the Company’s common stock.

(3)

Mr. Alan Levan’s beneficial holdings include the 986,197 shares of Class A Common Stock and 141,577 shares of Class B Common Stock owned by Levan Partners LLC and the 336,915 shares of Class B Common

Stock owned by Levan BFC Stock Partners LP. Mr. Alan Levan’s beneficial holdings also include 2,341 shares of Class A Common Stock and 240 shares of Class B Common Stock held of record by his wife, 7,344 shares of Class A Common Stock held through trusts for the benefit of his children and 78,700 of Class A Common Stock held by the Susie and Alan B. Levan Family Foundation. In addition, Mr. Alan Levan’s beneficial holdings of Class B Common Stock include the shares of Class B Common Stock held by Mr. Abdo, Mr. Jarett Levan and Mr. Wise, as described below.

(4)

Mr. Alan Levan and Mr. Abdo are parties to an agreement pursuant to which Mr. Abdo has granted to Mr. Alan Levan a proxy to vote the shares of Class B Common Stock that Mr. Abdo beneficially owns. As a result, the shares of Class B Common Stock beneficially owned by Mr. Abdo are included in Mr. Alan Levan’s beneficial holdings in the table. Mr. Abdo has also agreed not to sell any of his shares of Class B Common Stock without first converting those shares into shares of Class A Common Stock. Pursuant to the agreement, Mr. Alan Levan and Mr. Abdo have also agreed to vote their shares of Class B Common Stock in favor of the election of the other to the Company’s Board of Directors for so long as they are willing and able to serve as directors of the Company. The agreement also provides for Mr. Jarett Levan to succeed to Mr. Alan Levan’s rights under the agreement in the event of Mr. Alan Levan’s death or disability.

(5)

Mr. Alan Levan and Mr. Jarett Levan are parties to an agreement pursuant to which Mr. Jarett Levan has agreed to vote the shares of Class B Common Stock that he owns or otherwise has the right to vote in the same manner as Mr. Alan Levan votes his shares of Class B Common Stock. As a result, the shares of Class B Common Stock beneficially owned by Mr. Jarett Levan are included in Mr. Alan Levan’s beneficial holdings in the table. Mr. Jarett Levan has also agreed, subject to certain exceptions, not to transfer certain of his shares of Class B Common Stock and to obtain the consent of Mr. Alan Levan prior to the conversion of certain of his shares of Class B Common Stock into shares of Class A Common Stock. Pursuant to the agreement, Mr. Alan Levan and Mr. Jarett Levan have also agreed to vote their shares of Class B Common Stock in favor of the election of the other to the Company’s Board of Directors for so long as they are willing and able to serve as directors of the Company.

(6)

Mr. Jarett Levan and Mr. Wise are parties to an agreement pursuant to which Mr. Wise has agreed to vote the shares of Class B Common Stock that he owns or otherwise has the right to vote in the same manner as Mr. Jarett Levan’s shares of Class B Common Stock are voted. As a result of this agreement and the above-described agreement between Mr. Alan Levan and Mr. Jarett Levan, the shares of Class B Common Stock beneficially owned by Mr. Wise are included in Mr. Alan Levan’s beneficial holdings in the table. Mr. Wise has also agreed, subject to certain exceptions, not to transfer certain of his shares of Class B Common Stock or convert such shares of Class B Common Stock into shares of Class A Common Stock, in each case, without first offering Mr. Jarett Levan the right to purchase such shares. Pursuant to the agreement, Mr. Jarett Levan and Mr. Wise has have agreed to vote, or cause to be voted, their shares of Class B Common Stock in favor of the election of the other to the Company’s Board of Directors for so long as they are willing and able to serve as directors of the Company.

(7)	Mr. Wise’s holdings of Class A Common Stock include 50 shares held in his spouse’s IRA which he may be deemed to beneficially own.
(8)

Based on the Schedule 13D/A (Amendment No. 2) filed jointly with the SEC on April 22, 2021 by Angelo, Gordon & Co., L.P. (“Angelo, Gordon & Co.”), AG Partners, LLC (“AG Partners”), JAMG LLC (“JAMG”), Josh Baumgarten and Adam Schwartz. The Schedule 13D/A reports that Angelo, Gordon & Co., AG Partners and JAMG have sole voting and dispositive power over all the shares and that Messrs. Baumgarten and Schwartz have shared voting and dispositive power over the shares. The address of the filers, as reported in the Schedule 13D/A, is 245 Park Avenue, 26th Floor, New York, New York 10167.

(9)

Class A Common Stock holdings for Mr. Alan Levan, Mr. Abdo, Mr. Lopez and the Company’s executive officers and directors as a group includes 71,250 restricted shares, 71,250 restricted shares, 92,188 restricted shares and 411,876, restricted shares, respectively, approved for grant to the applicable individual or group under the Incentive Plan, subject to shareholder approval of the Incentive Plan (as described in further detail under “New Plan Benefits” in Proposal No. 2 above).

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters other than those described in this Proxy Statement which may be brought before the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL SHAREHOLDER MEETING

TO BE HELD ON JULY 21, 2021

This Proxy Statement and the Company’s Annual Report to Shareholders for the year ended December 31, 2020 are available at http://bluegreen.qesreports.com/BVH.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As previously described, Grant Thornton served as the Company’s independent registered public accounting firm for 2020 and 2019.  A representative of Grant Thornton is expected to be present virtually at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from shareholders.

On June 16, 2021, the Company, upon the approval of its Audit Committee, appointed EY as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2021 in place of Grant Thornton, which was dismissed as the Company’s independent registered public accounting firm at that time.

The audit reports of Grant Thornton on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion, and they were not qualified or modified as to uncertainty, audit scope or accounting principles.  During the fiscal years ended December 31, 2020 and 2019 and the interim period from January 1, 2021 through June 16, 2021: (i) the Company had no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference to the subject matter of the disagreement in connection with its reports; and (ii) there were no “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K. Further, during the fiscal years ended December 31, 2020 and 2019 and the interim period from January 1, 2021 through June 16, 2021, the Company did not consult with EY regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that EY concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of either a “disagreement,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Representatives of Grant Thornton and EY are expected to be present virtually at the Annual Meeting. Each of them will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

ADDITIONAL INFORMATION

“Householding” of Proxy Material.  The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or AST, the Company’s transfer agent, that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. However, the Company will deliver promptly upon written or oral request a separate copy of this Proxy Statement to a shareholder at a shared address to which a single Proxy Statement was delivered. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple proxy statements and would like to request delivery of a single proxy statement, please notify your broker if your shares are held in a brokerage account or AST if you are the record holder of your shares. You can notify AST by sending a written request to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, 2nd Floor, Brooklyn, New York 11219, Attention: Customer Service. You can also contact AST’s Customer Service department at (800) 937-5449.

Advance Notice Procedures.  Under the Company’s Bylaws, no business may be brought before an annual meeting of shareholders unless it is specified in the notice of the annual meeting of shareholders or is otherwise brought before the annual meeting of shareholders by or at the direction of the Board of Directors or by a shareholder entitled to vote who has delivered written notice to the Company’s Secretary (containing certain information specified in the Company’s Bylaws about the shareholder and the proposed action) not less than 90 or more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders.  However, if the date of the Company’s annual meeting of shareholders changes by more than 30 days from the date of the preceding year’s annual meeting of shareholders, written notice of the proposed business must be received by the Company within ten days after the Company first mails notice of or publicly discloses the date of the annual meeting of shareholders. For the Company’s 2022 Annual Meeting of Shareholders, the Company must receive shareholder notice of a director nomination (i) between March 23, 2022 and April 22, 2022 or (ii) if the Company’s 2022 Annual Meeting of Shareholders is held more than 30 days before or after July 21, 2022, within ten days after the Company first mails notice of or publicly discloses the date of the meeting. In addition, any shareholder who wishes to submit a nomination to the Board of Directors must deliver written notice of the nomination within the applicable time period set forth above and comply with the information requirements in the Company’s Bylaws relating to shareholder nominations. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement for the 2022 Annual Meeting of Shareholders.

Shareholder Proposals for the 2022 Annual Meeting of Shareholders.  Shareholders interested in submitting a proposal for inclusion in the proxy materials for the Company’s 2022 Annual Meeting of Shareholders may do so by following the procedures relating to shareholder proposals set forth in the rules and regulations promulgated under the Exchange Act. To be eligible for inclusion, shareholder proposals must be received by the Company’s Secretary at the Company’s principal executive offices by February 25, 2022 or, if the Company’s 2022 Annual Meeting of Shareholders is held more than 30 days before or after July 21,  2022, then by the deadline as set forth in a Company filing with the SEC, which will be a reasonable time before the Company begins to print and send its proxy materials.

Proxy Solicitation Costs.  The Company will bear the expense of soliciting proxies and of reimbursing brokers, banks and other nominees for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons. The Company does not currently intend to solicit proxies other than by use of the mail, but certain directors, officers and regular employees of the Company or its subsidiaries, without additional compensation, may solicit proxies personally or by telephone, fax, special letter or otherwise.

BY ORDER OF THE BOARD OF DIRECTORS

Alan B. Levan

Chairman, Chief Executive Officer and President

June 25, 2021

Appendix A

BLUEGREEN VACATIONS HOLDING CORPORATION

2021 INCENTIVE PLAN

[INSERT PLAN]

BLUEGREEN VACATIONS HOLDING CORPORATION

Form of Proxy

Class A Common Stock

ANNUAL MEETING OF SHAREHOLDERS OF

BLUEGREEN VACATIONS HOLDING CORPORATION

July 21, 2021

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Raymond S. Lopez and Adrienne Kelley,  and each of them acting alone, with the power to appoint his or her substitute, proxy to represent the undersigned and vote as designated on the reverse all of the shares of Class A Common Stock of Bluegreen Vacations Holding Corporation held of record by the undersigned as of the close of business on June 18, 2021 at the Annual Meeting of Shareholders to be held on July 21, 2021 and at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR ALL" OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL EXCEPT

an amendment of the Company’s 2014 Stock Incentive Plan to increase the number of shares of the Company’s Class B Common Stock available for grant under the plan from 4,500,000 shares to 8,500,000 shares, resulting in an increase in the total number of shares of the Company’s Class A Common Stock and Class B Common Stock available for grant under the plan from 5,000,000 shares to 9,000,000 shares.

FOR

AGAINST

ABSTAIN

R NOMINEES NAMED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

.  Please note that changes to the registered name(s) on the account may not be submitted via this method. [  ]

1.  Election of thirteen directors, each for a term expiring at the Company’s 2022 Annual Meeting of Shareholders.

NOMINEES:

Alan B. Levan

John E. Abdo

James R. Allmand, III

Norman H. Becker

Lawrence A. Cirillo

Darwin Dornbush

Jarett S. Levan

Joel Levy

Mark A. Nerenhausen

William Nicholson

Arnold Sevell

Orlando Sharpe

Seth M. Wise

[   ]FOR ALL NOMINEES

[   ]WITHHOLD AUTHORITY

FOR ALL NOMINEES

[   ]FOR ALL EXCEPT

(See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the nominee's name(s) below.

____________________________

____________________________

2. Approval of the Bluegreen Vacations Holding Corporation 2021 Incentive Plan.

3.In his or her discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR ALL" OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method. [  ]

Signature of Shareholder:___________________________ Date:_______ Signature of Shareholder:_____________________________ Date: ______

   NOTE:  Please sign exactly as your name or names appear(s) on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

BLUEGREEN VACATIONS HOLDING CORPORATION

Form of Proxy

Class B Common Stock

ANNUAL MEETING OF SHAREHOLDERS OF

BLUEGREEN VACATIONS HOLDING CORPORATION

July 21, 2021

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Raymond S. Lopez and Adrienne Kelley,  and each of them acting alone, with the power to appoint his or her substitute, proxy to represent the undersigned and vote as designated on the reverse all of the shares of Class B Common Stock of Bluegreen Vacations Holding Corporation held of record by the undersigned as of the close of business on June 18, 2021 at the Annual Meeting of Shareholders to be held on July 21, 2021 and at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR ALL" OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1 AND ”FOR” PROPOSAL 2.

FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL EXCEPT

an amendment of the Company’s 2014 Stock Incentive Plan to increase the number of shares of the Company’s Class B Common Stock available for grant under the plan from 4,500,000 shares to 8,500,000 shares, resulting in an increase in the total number of shares of the Company’s Class A Common Stock and Class B Common Stock available for grant under the plan from 5,000,000 shares to 9,000,000 shares.

FOR

AGAINST

ABSTAIN

R NOMINEES NAMED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

.  Please note that changes to the registered name(s) on the account may not be submitted via this method. [  ]

1.  Election of thirteen directors, each for a term expiring at the Company’s 2022 Annual Meeting of Shareholders.

NOMINEES:

Alan B. Levan

John E. Abdo

James R. Allmand, III

Norman H. Becker

Lawrence A. Cirillo

Darwin Dornbush

Jarett S. Levan

Joel Levy

Mark A. Nerenhausen

William Nicholson

Arnold Sevell

Orlando Sharpe

Seth M. Wise

[   ]FOR ALL NOMINEES

[   ]WITHHOLD AUTHORITY

FOR ALL NOMINEES

[   ]FOR ALL EXCEPT

(See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the nominee's name(s) below.

____________________________

____________________________

2. Approval of the Bluegreen Vacations Holding Corporation 2021 Incentive Plan

3.In his or her discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR ALL" OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method. [  ]

Signature of Shareholder:___________________________ Date:_______ Signature of Shareholder:_____________________________ Date: ______

   NOTE:  Please sign exactly as your name or names appear(s) on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.